SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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Iridium Communications Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400

McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Iridium Communications Inc., a Delaware corporation. The meeting will be held on May 12, 2016 at 8:30 a.m. Eastern time at The Ritz-Carlton, Tysons Corner at 1700 Tysons Boulevard, McLean, Virginia 22102 for the following purposes:

1.	To elect the Board of Directors’ twelve nominees for director, each to serve until the next annual meeting and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement accompanying this Notice;

3.	To ratify the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is March 14, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to Be Held on May 12, 2016 at 8:30 a.m. local time at

The Ritz-Carlton, Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102

The proxy statement and annual report to stockholders

are available at http://www.astproxyportal.com/ast/15777/.

By Order of the Board of Directors

Thomas D. Hickey
Secretary

McLean, Virginia

April 5, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT SUMMARY

This summary highlights selected information contained elsewhere in our Proxy Statement. The summary does not contain all of the information that you should consider, and you should read and consider carefully the more detailed information contained in this Proxy Statement before voting.

2016 Annual Meeting of Stockholders

Time and Date:	8:30 a.m. Eastern time on May 12, 2016

Place:	The Ritz-Carlton, Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102

Record Date:	March 14, 2016

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Meeting Agenda and Voting Matters

Agenda Items		Board Vote Recommendation	Page Reference (for more detail)
1.	To elect the Board of Directors’ twelve nominees for director, each to serve until the next annual meeting and until their successors are duly elected and qualified.	FOR EACH DIRECTOR NOMINEE	11

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.	FOR	23

3.	To ratify the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.	FOR	24

4.	To conduct any other business properly brought before the meeting.

Board Nominees

	Age	Director Since	Independent	Committees			Other Current Public Company Boards
Name				AC	CC	NGC
Robert H. Niehaus	60	2008	X		M		Heartland Payment Systems, Inc.
Thomas C. Canfield	60	2008	X	M		M	—
Matthew J. Desch	58	2009					—
Thomas J. Fitzpatrick	58	2013					—
Jane L. Harman	70	2015	X				—
Alvin B. Krongard	79	2009	X		M	C	Under Armour, Inc., Apollo Global Management, LLC, Seventy Seven Energy Inc.
Admiral Eric T. Olson (Ret.)	64	2011	X			M	Under Armour, Inc.
Steven B. Pfeiffer	69	2009	X		C		Barloworld Limited
Parker W. Rush	56	2008	X	C			—
Henrik O. Schliemann	51	2015	X	M			—
S. Scott Smith	57	2013					—
Barry J. West	70	2014	X		M		—

AC = Audit Committee; CC = Compensation Committee; NGC = Nominating and Corporate Governance Committee; C = Chairman; M = Member

Our Executive Compensation Program

Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives. To do so, we believe that a majority of their target compensation should be based on performance, both of the individual and of the business. We structure our variable compensation programs to recognize both short-term and long-term contributions.

Key Elements of Executive Compensation

Compensation Component	Reason
Base Salary

We provide base salary as a fixed source of compensation for our executives for the services they provide to us during the year and to balance the impact of having a significant portion of their compensation “at risk” in the form of annual incentive bonuses and long-term equity-based incentive compensation. Our Compensation Committee recognizes the importance of a competitive base salary as an element of compensation that helps to attract and retain our executive officers.

Bonus

Our 2015 bonus plan provided cash compensation opportunities to our executive officers based on our achievement of pre-established performance goals derived from our Board-approved operating plan for 2015. In March 2015, the Compensation Committee approved a target incentive bonus award for each executive, and capped the maximum bonus award at almost twice the target level in the event that stretch performance goals were achieved. These levels were consistent with our philosophy that a significant portion of each executive’s total target compensation should be performance-based, and reflected the Compensation Committee’s review of internal pay equity. Under our 2016 bonus

Compensation Component	Reason

plan adopted in February 2016, each executive’s target performance bonus for the 2016 calendar year will be payable in the form of restricted stock units that will only vest and be delivered upon achievement of pre-established performance goals and the executive’s continued service through the vesting date.

Long-Term Equity- Based Incentive Compensation

The Compensation Committee believes that properly structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. In 2015, we awarded equity in part in the form of options, which have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and vest based on continued service over a specified period (typically, four years). As a result of the way we structure our option awards, options provide a return to the executive only if such officer remains employed by us, and then only if the market price of our common stock appreciates over the term of the option. In addition, we grant restricted stock units subject to time-based vesting.

We also have a performance share program, which provides for the grant of performance-based restricted stock units. During 2015, we granted performance share awards that provide a return to the executive only if our company achieves specific performance targets for 2015 and 2016 and the executive remains employed by us through the applicate vesting date, which could be as late as 2018.

Important Features of our Executive Compensation Program

The important features of our executive compensation program include:

•

Our executive compensation is heavily weighted toward at-risk, performance-based compensation in the form of an annual incentive bonus opportunity that is based on achievement of a combination of operational EBITDA and other strategic and operational goals selected annually by our Compensation Committee.

•

As part of our long-term incentive compensation program, we provide an equity compensation opportunity in the form of stock options and performance-based restricted stock units that provide incentives for our executives to meet certain performance goals and increase the market value of our common stock.

•

In 2015, at-risk, performance-based compensation represented approximately 66% of our chief executive officer’s total direct compensation, and an average of 57% of our other named executive officers’ total direct compensation.

•

Fifty percent of the value of annual equity awards vests only based on the achievement of performance criteria, and if such performance criteria are met, a portion of the vested amount is subject to additional time-based vesting thereafter.

•	The cash severance benefits that we offer to our executives do not exceed two times base salary and annual bonus.

•	We do not provide our executive officers with any excise tax or other tax gross ups.

•	We do not provide any defined benefit pension plans or supplemental employee retirement plans to our executive officers.

•	As further described in this Proxy Statement, our executives are required to comply with our stock ownership guidelines, which we adopted in February 2012. Under these guidelines, our chief executive officer is required to accumulate shares of our common stock with a value equal to four times his annual base salary and our executive vice presidents, including our chief financial officer, chief operating officer and chief legal officer, are required to accumulate shares of our common stock with a value equal to two times their annual base salaries.

•	Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging or pledging the economic interest in the shares of our company they hold.

•	Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.

•	Our Compensation Committee reviews market practices and makes internal comparisons among our executives when making compensation decisions.

•	We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our executives.

Advisory Vote on Executive Compensation—“Say-on-Pay Vote”

We conducted our fifth advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2015. Approximately 91.9% of the votes cast on the say-on-pay proposal supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders. Our Compensation Committee’s decisions regarding compensation for 2015 reflected our say-on-pay vote in 2014, which was supported by approximately 86.8% of the votes cast on the proposal. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Our Compensation Committee has considered the results of the vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that, similar to our prior say-on-pay votes, this 2015 stockholder vote endorsed our compensation philosophy and the decisions we made for 2014. After discussing the levels of support in each of the five years in favor of the proposals, and considering the Compensation Committee’s continued use of the measures we adopted in response to previous advisory votes to further align management and stockholder interests, including stock ownership guidelines and a performance-based restricted stock unit program, our Compensation Committee decided to generally maintain a consistent course for 2015 compensation decisions.

IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

We have sent you these proxy materials because the Board of Directors of Iridium Communications Inc. (sometimes referred to as the Company or Iridium) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to mail these proxy materials on or about April 5, 2016 to all stockholders of record entitled to vote at the annual meeting.

HOW DO I ATTEND THE ANNUAL MEETING?

The meeting will be held on May 12, 2016 at 8:30 a.m. Eastern time at The Ritz-Carlton, Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102. Directions to the meeting location may be found at http://www.ritzcarlton.com/en/hotels/washington-dc/tysons-corner/hotel-overview/directions. Information on how to vote in person at the annual meeting is discussed below.

WHO CAN VOTE AT THE ANNUAL MEETING?

Only stockholders of record at the close of business on March 14, 2016 will be entitled to vote at the annual meeting. On this record date, there were 95,507,344 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on March 14, 2016 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on March 14, 2016, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your own name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

WHAT AM I VOTING ON?

There are three matters scheduled for a vote:

•	the election of twelve directors;

•	the advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission, or SEC, rules; and

•	the ratification of the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

HOW DO I VOTE?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any one or more nominees you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 11, 2016 to be counted.

•

To vote through the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 11, 2016 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or through the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on March 14, 2016.

WHAT HAPPENS IF I DO NOT VOTE?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the annual meeting, your shares will not be voted, nor will your shares count toward the establishment of a quorum for the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the proposal is considered to be a “routine” matter. See below under “What are broker non-votes?” for more information. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions, but may vote your shares on Proposal 3 even in the absence of your instruction.

WHAT IF I RETURN A PROXY CARD OR OTHERWISE VOTE BUT DO NOT MAKE SPECIFIC CHOICES?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all twelve nominees for director, “For” the advisory approval of executive compensation, and “For” the ratification of the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Georgeson LLC, or Georgeson, may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson will be paid its customary fee of approximately $6,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for changing your vote.

WHEN ARE STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS DUE FOR NEXT YEAR’S ANNUAL MEETING?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 6, 2016 to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. If you wish to submit a proposal to be acted on at next year’s annual meeting but not included in next year’s proxy materials, or if you wish to nominate a director, you must provide written notice as required by our bylaws no earlier than January 12, 2017 and no later than the close of business on February 11, 2017 to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. Your notice to the Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

For more information, you are advised to review our amended and restated bylaws, filed with the SEC as an exhibit to a current report on Form 8-K on May 15, 2015.

HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, other than the election of directors (Proposal 1), and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

WHAT ARE “BROKER NON-VOTES”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, or NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors, even if not contested, advisory votes on executive compensation and approval of equity incentive plans. Broker non-votes are counted toward a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

•

For Proposal 1, the election of directors, the twelve nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withhold” will affect the outcome.

•

To be considered to have been approved, Proposal 2, the advisory approval of the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal 3, the ratification of the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 95,507,344 shares outstanding and entitled to vote. Thus, the holders of 47,753,673 shares of common stock must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

WHAT PROXY MATERIALS ARE AVAILABLE ON THE INTERNET?

The Proxy Statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/15777/.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of twelve directors. There are twelve nominees for director this year. Each current director is a nominee. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees was previously elected by our stockholders at our 2015 annual meeting of stockholders, other than Mr. Smith, who was appointed by the Board of Directors following last year’s meeting. Mr. Smith was last elected by the stockholders at our 2014 annual meeting of stockholders. It is our policy to invite nominees for directors to attend the annual meeting. Eleven of our currently serving directors attended our annual meeting of stockholders last year.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Proxies may not be voted for more than twelve nominees. The twelve nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the twelve nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Our Corporate Governance Guidelines provide that any nominee who receives a greater number of votes “withheld” than votes “for” must submit an offer of resignation to our Nominating and Corporate Governance Committee. The committee will consider the facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. The Board of Directors will then act on the committee’s recommendation.

NOMINEES

The Nominating and Corporate Governance Committee of our Board seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board.

The biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director. However, each member of the committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Robert H. Niehaus, age 60, has served as a director of our company since February 2008 and as Chairman of our Board of Directors since September 2009. Mr. Niehaus also served as our Chief Executive Officer for a brief period in September 2009. Mr. Niehaus is the founder and Chairman of GCP Capital Partners LLC, an investment firm formed in 2009 as the successor to Greenhill Capital Partners, the merchant banking business of Greenhill & Co., Inc. Mr. Niehaus joined Greenhill & Co. in 2000 to begin the formation of Greenhill Capital Partners and served as its Chairman and Chair of its Investment Committee from 2000 to 2009.

Prior to joining Greenhill, Mr. Niehaus spent 17 years at Morgan Stanley & Co., where he was a Managing Director in the merchant banking department from 1990 to 1999. Mr. Niehaus was Vice Chairman and a director of the private equity investment funds Morgan Stanley Leveraged Equity Fund II, L.P. and Morgan Stanley Capital Partners III, L.P. Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998.

Mr. Niehaus currently serves as a director of Heartland Payment Systems, Inc., a publicly held provider of payment processing services, and several private portfolio companies of GCP Capital Partners. Mr. Niehaus received a Bachelor of Arts degree in International Affairs from the Woodrow Wilson School at Princeton University and a Masters of Business Administration degree from the Harvard Business School, from which he graduated with high distinction as a Baker Scholar. Our Board of Directors believes Mr. Niehaus’s qualifications to serve on our Board include his extensive corporate management experience, his financial and investment banking expertise and his experience serving on the boards of directors of numerous companies, particularly in the telecommunications industry.

Thomas C. Canfield, age 60, has served as a director of our company since February 2008. Since October 2007, Mr. Canfield has served as Senior Vice President, General Counsel and Secretary of Spirit Airlines, Inc. From September 2006 to October 2007, Mr. Canfield served as General Counsel & Secretary of Point Blank Solutions, Inc., a manufacturer of antiballistic body armor. Prior to Point Blank, from 2004 to 2007, he served as Chief Executive Officer and Plan Administrator of AT&T Latin America Corp., a public company formerly known as FirstCom Corporation, which developed high-speed fiber networks in Latin American cities. Mr. Canfield also served as General Counsel and Secretary at AT&T Latin America Corp. from 1999 to 2004. Previously, Mr. Canfield was Counsel in the New York office of the law firm Debevoise & Plimpton LLP. Within the past five years, Mr. Canfield served as a member of the board of directors of Tricom S.A., a publicly held telecommunications company. Our Board of Directors believes Mr. Canfield’s qualifications to serve on our Board include his management experience in the telecommunications and aviation industries and his particular familiarity with serving as a director of technology companies.

Matthew J. Desch, age 58, has served as our Chief Executive Officer and a director of our company since September 2009 and previously served as Chief Executive Officer of our predecessor Iridium Holdings from August 2006 to September 2009. From 2002 to 2005, Mr. Desch served as Chief Executive Officer of Telcordia Technologies, Inc., a telecommunications software services provider. Previously, he spent 13 years at Nortel Networks Corporation, including as President of its global wireless networks business from 1996 to 1999 and as President of Global Carriers from 1999 to 2000. He also serves on the President’s National Security Telecommunications Advisory Committee. Mr. Desch received a Bachelor of Science degree in Computer Science from The Ohio State University and a Master of Business Administration degree from the University of Chicago. Our Board of Directors believes Mr. Desch’s qualifications to serve on our Board include his deep knowledge of our company gained from his position as our Chief Executive Officer and previously as the Chief Executive Officer of Iridium Holdings, as well as his extensive experience in the telecommunications industry.

Thomas J. Fitzpatrick, age 58, has served as our Chief Financial Officer since April 2010 and as our Chief Administrative Officer and a director of our company since August 2013. From 2002 to December 2009, Mr. Fitzpatrick was Executive Vice President and Chief Financial Officer of Centennial Communications Corp., a publicly traded telecommunications company that was acquired by AT&T in November 2009. Previously, Mr. Fitzpatrick served as Chief Financial Officer of a number of privately held and publicly traded companies in the telecommunications and technology industries and was a Vice President with Bell Atlantic Corporation (now Verizon). Mr. Fitzpatrick graduated with a Bachelor of Business Administration degree from Pennsylvania State University and a Master of Business Administration degree from Villanova University. Mr. Fitzpatrick is also a Certified Public Accountant. Our Board of Directors believes Mr. Fitzpatrick’s qualifications to serve on our Board include his deep knowledge of our company gained from his position as our Chief Financial Officer and Chief Administrative Officer, as well as his extensive financial experience in the telecommunications industry.

Jane L. Harman, age 70, has served as a director of our company since May 2015. Since February 2011, Ms. Harman has served as Director, President and Chief Executive Officer of the Woodrow Wilson International

Center for Scholars, a research institute affiliated with the Smithsonian Institution in Washington, D.C. From 1993 to 1999 and 2001 to 2011, Ms. Harman served as a member of the U.S. House of Representatives, representing California’s 36th Congressional District. During her nine Congressional terms, she served on a number of major security committees, including Armed Services, Intelligence and Homeland Security. Prior to serving in Congress, Ms. Harman was Staff Director of the Senate Judiciary Subcommittee on Constitutional Rights, Deputy Cabinet Secretary to President Jimmy Carter, Special Counsel to the Department of Defense, and in private law practice. She received a bachelor’s degree in government with honors from Smith College and earned her law degree from Harvard Law School. Ms. Harman is a member of the Defense Policy Board, the State Department Foreign Policy Board, and the Homeland Security Advisory Committee. She also serves on the Executive Committee of the Trilateral Commission and the Advisory Board of the Munich Security Conference, is a Trustee of the Aspen Institute and the University of Southern California and is also a member of the Presidential Debates Commission. Our Board of Directors believes Ms. Harman’s qualifications to serve on the Board include her extensive political and leadership experience.

Alvin B. Krongard, age 79, has served as a director of our company since September 2009 and previously served as a director of our predecessor Iridium Holdings from 2006 until September 2009. Since 2004, Mr. Krongard has been pursing personal interests. He served as Executive Director of the Central Intelligence Agency from 2001 to 2004 and as counselor to the Director of the Central Intelligence Agency from 2000 to 2001. Mr. Krongard previously served in various capacities at Alex.Brown, Incorporated, including serving as Chief Executive Officer beginning in 1991 and assuming additional duties as Chairman of the board of directors in 1994. Upon the merger of Alex.Brown with Bankers Trust Corporation in 1997, Mr. Krongard became Vice Chairman of the Board of Bankers Trust and served in such capacity until joining the Central Intelligence Agency in 1998. He currently serves as the lead independent director and chairman of the audit committee of the board of directors of Under Armour, Inc., as a director of Seventy Seven Energy Inc. and as a director of Apollo Global Management and a member of the audit committee of Apollo Global Management’s board of directors. Mr. Krongard also serves as a director of Seventy Seven Energy and as chairman of the nominating and governance committee of its board of directors. Mr. Krongard graduated with honors from Princeton University and received a Juris Doctor degree from the University of Maryland School of Law, where he also graduated with honors. Our Board of Directors believes Mr. Krongard’s qualifications to serve on our Board include his past leadership experience with a large publicly traded investment banking firm, including as Chief Executive Officer and Chairman of the Board, his past leadership experience with the Central Intelligence Agency, including serving as Executive Director responsible for overall operations of the agency, and his deep knowledge of our Company dating to his time as a director of Iridium Holdings.

Admiral Eric T. Olson (Ret.), age 64, has served as a director of our company since December 2011. Admiral Olson retired from the United States Navy in 2011 as a full Admiral after 38 years of military service. He served in special operations units throughout his career, during which he was awarded several decorations for leadership and valor, including the Defense Distinguished Service Medal and the Silver Star. Admiral Olson was the first Navy SEAL officer to be promoted to three- and four-star ranks. Admiral Olson’s career culminated as the head of the United States Special Operations Command from July 2007 to August 2011, where he was responsible for the mission readiness of all Army, Navy, Air Force and Marine Corps special operations forces. As President and Managing Member of ETO Group, LLC since September 2011, Admiral Olson is now an independent national security consultant who supports a wide range of private and public sector organizations. Admiral Olson serves on the board of directors of Under Armour, Inc. and is a member of its nominating and corporate governance committee and also serves as a Director of the non-profit Special Operations Warrior Foundation. Admiral Olson graduated from the United States Naval Academy in 1973 and earned a Master of Arts degree in National Security Affairs at the Naval Postgraduate School. He is an Adjunct Professor in the School of International and Public Affairs at Columbia University. Our Board of Directors believes Admiral Olson’s qualifications to serve on our Board include his past leadership experience as an Admiral in the United States Navy, including his leadership and management of a large and complex organization as head of the United States Special Operations Command.

Steven B. Pfeiffer, age 69, has served as a director of our company since September 2009 and served on the Board of Directors of our predecessor Iridium Holdings from 2001 to September 2009. Mr. Pfeiffer has been a partner in the law firm of Norton Rose Fulbright US LLP since 2013 and served as the Chairman of its Executive Committee from 2003 to 2012. He previously served as the Partner-In-Charge of the Washington, D.C. and London offices and headed the firm’s International Department. Mr. Pfeiffer is a Non-Executive Director of Barloworld Limited, a public company in South Africa on whose compensation, nominating and general purposes committees he also serves. Mr. Pfeiffer is a Non-Executive Director of Borghese International Ltd. He also serves as Chairman Emeritus of Wesleyan University, a Trustee of The Africa-America Institute in New York, a Director of Project HOPE in Washington, D.C., and a Director of the NAACP Legal Defense and Educational Fund, Inc. Mr. Pfeiffer received a Bachelor of Arts degree from Wesleyan University and studied at Oxford University as a Rhodes Scholar, completing a Bachelor of Arts degree and a Masters degree in jurisprudence. He also holds a Master’s degree in Area Studies (Africa) from the School of Oriental and African Studies of the University of London and holds a Juris Doctor degree from Yale University. Mr. Pfeiffer served as an officer on active and reserve duty in the U.S. Navy. In 2010, he was recognized by the National Association of Corporate Directors (NACD) as one of the top 100 non-executive directors in the United States. Our Board of Directors believes Mr. Pfeiffer’s qualifications to serve on our Board include his extensive corporate management experience, his experience in working with technology companies, and, as a long-term member of the Board of Directors of Iridium Holdings, his deep knowledge of our company.

Parker W. Rush, age 56, has served as a director of our company since February 2008. Since July 2012, Mr. Rush has served as Chief Executive Officer and Chairman of ClearView Risk Holdings LLC. Since March 2012, he has also served as a Partner at Consult PWR, LLC. From 2003 until March 2012, Mr. Rush served as the President and Chief Executive Officer and as a member of the board of directors of Republic Companies Group, Inc., a property and casualty insurance company. Previously, Mr. Rush served in various capacities at The Chubb Corporation from 1980 to 2003, including as a Senior Vice President and Managing Director. Mr. Rush received a Bachelor of Business Administration degree from the University of Texas. Mr. Rush currently serves as a member of the boards of directors of American Independent Insurance Company and ArtBanc International, Ltd., Inc. and as a member of the Advisory Board for the Dallas / Fort Worth Salvation Army. Our Board of Directors believes Mr. Rush’s qualifications to serve on our Board include his extensive corporate management experience and his financial expertise.

Henrik O. Schliemann, age 51, has served as a director of our company since May 2015. Mr. Schliemann has served as the Managing Partner of PMB – Private Merchant Banking – Capital Ltd since September 2015, a business carved out of Edmond de Rothschild Private Merchant Banking LLP, of which he was the Managing Partner from October 2012 to September 2015. In January 2001, he joined Hawkpoint Partners Ltd as a Founding Partner and then served as its co-Chief Executive Officer from October 2009 until September 2012. Before that Mr. Schliemann was a Managing Director of Investment Banking at Merrill Lynch International from 1997 to 2000, Director of Corporate Finance at Baring Brothers Ltd from 1993 to 1996 and Vice President of Corporate Banking at JP Morgan & Co from 1988 to 1992. Mr. Schliemann was formerly a director of INFO AG, a provider of IT outsourcing and consultation in Germany. Mr. Schliemann received his Bachelor of Arts degree in Economics and Finance from the University of Pennsylvania, where he currently serves on the Advisory Board of the Huntsman Program for International Studies. Our Board of Directors believes Mr. Schliemann’s qualifications to serve on our Board include his extensive corporate management experience and his financial and investment banking expertise.

S. Scott Smith, age 57, has served as our Chief Operating Officer and a director of our company since August 2013. He previously served as our Executive Vice President, Satellite Development and Operations from April 2010 to August 2013. From 2006 to March 2010, Mr. Smith served as Chief Operating Officer of DigitalGlobe Inc. From 1995 to 2006, he held various positions at Space Imaging Inc., most recently as Executive Vice President, Sales, Engineering and Operations. Previously, Mr. Smith served in a number of engineering and management positions with Lockheed Missiles & Space Company. Mr. Smith is currently a member of the board of directors of Rocket Lab USA, Inc. He received a Bachelor of Science degree in Aerospace Engineering from

Syracuse University and a Master of Science degree in Aeronautical and Astronautical Engineering from Stanford University. Our Board of Directors believes Mr. Smith’s qualifications to serve on our Board include his deep knowledge of our company gained from his previous position as our Executive Vice President, Satellite Development and Operations.

Barry J. West, age 70, has served as a director of our company since May 2014. Mr. West served as Chief Executive Officer of Collision Communications Inc., a telecommunications company, from May 2011 to May 2015. Since May 2015, Mr. West has been pursuing personal interests. From June 2010 to May 2011, he was a consultant to companies in the mobile broadband industry. From November 2008 to June 2010, he served as the President and Chief Architect of Clearwire Corporation and as its President of International Operations. From 2005 to November 2008, he served in a number of roles with Sprint Nextel Corp., including as its Chief Technical Officer and President of its 4G Mobile Broadband unit (XOHM). From 1996 to 2005, he served as Chief Technology Officer and Executive Vice President of Nextel Communications, Inc. Prior to joining Nextel, Mr. West served in a number of senior positions with British Telecom for more than 35 years, most recently as director of value-added services and corporate marketing at Cellnet, a cellular communications subsidiary of British Telecom. Our Board of Directors believes that Mr. West’s qualifications to serve on the Board include his extensive technology background and corporate management experience in the telecommunications industry.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following nine directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Canfield, Krongard, Niehaus, Olson, Pfeiffer, Rush, Schliemann and West and Ms. Harman. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with us. Messrs. Desch, Fitzpatrick and Smith are not independent directors by virtue of their positions as our executive officers.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors has an independent Chairman, Mr. Niehaus, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and chief executive officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, while our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board. The Chairman has the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met four times during 2015. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the year for which he or she was a director or committee member, other than Ms. Harman, who attended two of the three Board meetings that occurred while she served as a director. At each meeting, the Board of Directors holds a regularly scheduled executive session at which only independent directors are present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has committees that include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2015 for each of these Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Thomas C. Canfield	X				X
Brigadier Gen. Peter M. Dawkins (Ret.)**	X
Alvin B. Krongard			X		X	*
Robert H. Niehaus			X
Admiral Eric T. Olson (Ret.)					X
Steven B. Pfeiffer			X	*
Parker W. Rush	X	*
Henrik O. Schliemann	X	***
Barry J. West			X	***
Total meetings in 2015	4		4		1

*	Committee Chairman.
**	Gen. Dawkins’s term as a director and member of the Audit Committee expired on May 12, 2015.
***	On May 12, 2015, Mr. West was appointed to the Compensation Committee and Mr. Schliemann was appointed to the Audit Committee.

Below is a description of these three committees of our Board of Directors. The Board of Directors has determined that each member of each committee is independent within the meaning of the NASDAQ listing standards and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of our Board of Directors was established by the Board to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of, and assesses the qualifications of, the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of Messrs. Rush (Chairman), Canfield and Schliemann. Gen. Dawkins served on the Audit Committee until the expiration of his term as a director on May 12, 2015, at which time Mr. Schliemann joined the committee. In 2015, the Audit Committee met four times. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/corporate-governance.cfm.

At least annually, the Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all current members of our Audit Committee are independent. The Board of Directors has also determined that Mr. Rush qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Rush’s level of knowledge and experience based on a number of factors, including his formal education and experience as the President and Chief Executive Officer of a public reporting company.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2015 with management of Iridium Communications Inc. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Respectfully submitted,

AUDIT COMMITTEE

Parker W. Rush, Chairman

Thomas C. Canfield

Henrik O. Schliemann

The material in this report of the audit committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee is currently composed of Messrs. Pfeiffer (Chairman), Krongard, Niehaus and West. All of the current members of our Compensation Committee are independent within the meaning of the NASDAQ listing standards. In 2015, the Compensation Committee met four times. The Compensation Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/corporate-governance.cfm.

The Compensation Committee acts on behalf of the Board to oversee our compensation policies, plans and programs, including with respect to salary, long-term equity incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other employee benefits, and to review and determine the compensation to be paid to our executive officers and directors. The Compensation Committee has also made a non-exclusive delegation of certain authorities to a subcommittee tasked with approving both cash and equity compensation that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, or the Code, which we refer to as the performance subcommittee.

Our Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to approve its inclusion in proxy statements and other filings.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The chief executive officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During 2015, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, our Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co., Inc., to perform the services described in “Executive Compensation—Compensation Discussion and Analysis—Use of Compensation Consultant.”

The specific determinations of our Compensation Committee with respect to executive compensation for the year ended December 31, 2015 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2015, the members of our Compensation Committee were Messrs. Pfeiffer, Krongard, Niehaus and West, none of whom is a current or former employee of our company. None of the members of our Compensation Committee had a direct or indirect material interest in any related-party transaction involving our company.

No interlocking relationships exist between our Board of Directors or our Compensation Committee and the board of directors or the compensation committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Respectfully submitted,

COMPENSATION COMMITTEE

Steven B. Pfeiffer, Chairman

Alvin B. Krongard

Robert H. Niehaus

Barry J. West

The material in this report of the compensation committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for us.

The Nominating and Corporate Governance Committee is composed of Messrs. Krongard (Chairman), Canfield and Olson. All members of the Nominating and Corporate Governance Committee are independent within the meaning of the NASDAQ listing standards.

During 2015, the Nominating and Corporate Governance Committee met one time. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at: http://investor.iridium.com/corporate-governance.cfm.

The Nominating and Corporate Governance Committee believes that candidates for director should have minimum qualifications, including having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider other factors, such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee can modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of the Board to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors, the Nominating and Corporate Governance Committee annually reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts, as well as those of senior management, to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then recommends candidates to the Board for selection.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Iridium Communications Inc., 1750 Tysons Blvd., Suite 1400, McLean, VA 22102, Attn: Secretary, not less than 90 days but not more than 120 days prior to the anniversary date of the last annual meeting of stockholders. Submissions must include the name and address of the stockholder making the recommendation, the number of shares of our common stock beneficially owned by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the nominee and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director addressed to our Secretary at 1750 Tysons Blvd., Suite 1400, McLean, VA 22102. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number of our shares that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by our Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Ethics

We have adopted the Iridium Communications Inc. Code of Business Conduct and Ethics, or the Code of Ethics, that applies to all of our officers, directors and employees as well as those of our subsidiaries. The Code of Ethics is available on our website at http://investor.iridium.com/corporate-governance.cfm. If we make any substantive amendments to the Code of Ethics, or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines, or the Guidelines, to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth, among other things, the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Guidelines provide that any nominee who receives a greater number of votes “withheld” than votes “for” must submit an offer of resignation to our Nominating and Corporate Governance Committee. The committee will consider the facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation, and the Board of Directors will then act on the committee’s recommendation. The Guidelines are available on our website at http://investor.iridium.com/corporate-governance.cfm.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 annual meeting of stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained later in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related information disclosed in this Proxy Statement, is hereby APPROVED.”

Because the vote is advisory, it is not binding on us or the Board of Directors. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares represented and entitled to vote at the annual meeting either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the 2017 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Ernst & Young LLP to continue in its capacity as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our fiscal year ended December 31, 2008.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to continue to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2015 and 2014 by Ernst & Young LLP.

	Year Ended December 31,
	2015	2014
Audit fees(1)	$1,425,010	$1,286,706
Audit-related fees	—	—
Tax fees(2)	27,007	5,522
All other fees	—	—

Total fees	$1,452,017	$1,292,228

(1)

Fees for audit services include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, statutory audits required internationally, and fees related to registration statements.

(2)	Tax fees included fees for tax compliance, tax advice and tax planning.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining their independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

MANAGEMENT

EXECUTIVES OFFICERS WHO ARE NOT DIRECTOR NOMINEES

Bryan J. Hartin, age 52, has served as our Executive Vice President, Sales and Marketing since December 2012. From June 2009 to December 2012, Mr. Hartin served as Senior Vice President of Sales, Distribution and Business Development of LightSquared, a telecommunications company. From May 2008 to June 2009, Mr. Hartin worked as an independent consultant to companies in the wireless telecommunications industry. From 2003 to May 2008, Mr. Hartin was Vice President—Indirect Distribution of Sprint Nextel Corporation. Mr. Hartin received a Bachelor of Science degree in Business Administration from LeMoyne College and a Master of Business Administration degree from The American University.

Thomas D. Hickey, age 56, has served as our Chief Legal Officer and Secretary since May 2011. He previously served as General Counsel of Primus Telecommunications Group, Incorporated, a global provider of advanced facilities-based communications solutions, from July 2010 to March 2011. From April 2006 to June 2010, Mr. Hickey served as Vice President and General Counsel of Cyren Call Communications Corporation, a provider of wireless communications solutions for first responders. Prior to that, he spent 17 years with Nextel Communications, Inc. and Sprint Nextel Corporation, most recently in the role of Vice President, Law and Deputy General Counsel. Mr. Hickey began his legal career in the telecommunications practice of the Jones Day law firm. His prior experience also includes work in the White House, the Federal Communications Commission and Congress. Mr. Hickey received his Juris Doctor degree from the Washington University School of Law and a bachelor’s degree in public policy studies from Duke University.

Richard P. Nyren, age 45, has served as our Vice President and Corporate Controller since August 2011. From January 2009 to August 2011, Mr. Nyren served as Assistant Controller and then Vice President and Controller of XO Holdings, Inc., a telecommunications service provider. From 2006 to January 2009, Mr. Nyren served as Controller of Fairchild Corporation, an international diversified holding company. Mr. Nyren received his Bachelor of Science degree in Accounting from George Mason University and a Master of Business Administration degree from the University of Maryland-College Park and is a Certified Public Accountant.

Scott T. Scheimreif, age 47, has served as our Executive Vice President, Government Programs since December 2012 and previously served as acting Executive Vice President, Government Programs from June 2012 to December 2012 and as Vice President, Government Programs from April 2008 to June 2012. Mr. Scheimreif received his Bachelor’s degree in Business Administration from Salisbury University.

Donald L. Thoma, age 54, has served as Chief Executive Officer of our Aireon, LLC subsidiary since January 2012. Mr. Thoma previously served in a number of roles with our Iridium Satellite subsidiary, including as Executive Vice President, Marketing from 2008 to 2012, Executive Vice President, Corporate Development from 2006 to 2008, Executive Vice President, Vertical Markets from 2004 to 2006 and Executive Vice President, Data Services from 2002 to 2004. From 2001 to 2002, Mr. Thoma served as Vice President of Marketing and Business Development for ObjectVideo, Inc. From 1992 to 2000, he held a number of management roles at ORBCOMM Inc., including Senior Director of Transportation, General Manager of its Vantage Tracking Solutions business unit, and Vice President, Business Development. Previously, Mr. Thoma served as the Director of Integration and Launch Operations for Orbital Sciences Corporation. He also served as a Captain in the United States Air Force Space Division from 1983 to 1988. Mr. Thoma holds a Bachelor of Aeronautical Engineering degree from Rensselaer Polytechnic Institute, a Master of Aerospace Engineering degree from the University of Southern California and a Master of Business Administration degree from the Harvard Business School.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 14, 2016 by (i) each director nominee, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all of our executive officers and current directors as a group and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percentage (%)
5% Holders
Baralonco Limited(2)	13,599,230	14.1
BlackRock Inc.(3)	10,020,040	10.5
BAMCO, Inc.(4)	9,111,871	9.5
The Vanguard Group(5)	7,431,462	7.8
Capital World Investors(6)	5,525,747	5.7

Executive Officers, Directors and Director Nominees
Matthew J. Desch(7)	1,508,296	1.6
Thomas J. Fitzpatrick(8)	678,737	*
S. Scott Smith(9)	477,866	*
Bryan J. Hartin(10)	162,063	*
Thomas D. Hickey(11)	282,884	*
Robert H. Niehaus(12)	645,229	*
Thomas C. Canfield(13)	179,371	*
Jane L. Harman(14)	7,492	*
Alvin B. Krongard(15)	288,992	*
Admiral Eric T. Olson (Ret.)(16)	56,687	*
Steven B. Pfeiffer(17)	75,925	*
Parker W. Rush(18)	147,837	*
Henrik O. Schliemann(14)	7,492	*
Barry J. West(19)	44,393	*
All current directors and executive officers as a group (17 persons)(20)	5,451,016	5.5

*	Less than 1% of the outstanding shares of common stock.
(1)

This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 95,507,344 shares outstanding on March 14, 2016. Shares of common stock issuable under options that are exercisable as of March 14, 2016 or within 60 days of March 14, 2016, preferred stock that can be converted into common stock within 60 days of March 14, 2016, and shares underlying restricted stock units, or RSUs, that are vested as of March 14, 2016 or will vest within 60 days of March 14, 2016, are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the options or RSUs, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares underlying all vested RSUs held by each of our non-employee directors will be released six months following the termination of such director’s service.

(2)

This information has been obtained from a Schedule 13D/A filed on June 3, 2014 by Baralonco Limited and its sole owner, Khalid bin Abdullah bin Abdulrahman, and includes 530,110 shares issuable upon conversion of 50,000 shares of our 7% Series A Cumulative Perpetual Convertible Preferred Stock, or Series A Preferred Stock, and 669,120 shares issuable upon conversion of 20,000 shares of our 6.75% Series

B Cumulative Perpetual Convertible Stock, or Series B Preferred Stock. The principal business address of Baralonco Limited is: Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands VG1110.

(3)	This information has been obtained from a Schedule 13G/A filed on January 8, 2016 by BlackRock, Inc. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.
(4)

This information has been obtained from a Schedule 13G/A filed on February 16, 2016 by BAMCO, Inc. and affiliated persons and entities, which share voting and dispositive power as described therein. The principal business address of these persons and entities is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(5)

This information has been obtained from a Schedule 13G/A filed on February 10, 2016 by The Vanguard Company. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)

This information has been obtained from a Schedule 13G/a filed on February 12, 2016 by Capital World Investors and includes 636,132 shares issuable upon the conversion of 60,000 shares of Series A Preferred Stock. The principal business address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(7)	Includes 26,764 shares issuable upon conversion of 800 shares of Series B Preferred Stock, and 1,051,977 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2016.
(8)

Includes 13,382 shares issuable upon conversion of 400 shares of Series B Preferred Stock, 583,246 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2016, and 2,500 shares underlying RSUs that are vested or vest within 60 days of March 14, 2016.

(9)

Includes 6,691 shares issuable upon conversion of 200 shares of Series B Preferred Stock, 403,168 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2016, and 2,500 shares underlying RSUs that are vested or vest within 60 days of March 14, 2016.

(10)	Includes 146,978 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2016.
(11)	Includes 249,354 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2016.
(12)	Includes 123,442 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2016 and 49,511 shares underlying RSUs that are vested or vest within 60 days of March 14, 2016.
(13)	Includes 10,036 shares issuable upon conversion of 300 shares of Series B Preferred Stock and 112,509 shares underlying RSUs that are vested or vest within 60 days of March 14, 2016.
(14)	Consists soley of shares underlying RSUs that are vested or vest within 60 days of March 14, 2016.
(15)

Includes 252,782 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2016 and 1,210 shares underlying RSUs that are vested or vest within 60 days of March 14, 2016. Excludes 115,233 shares held by The Krongard Irrevocable Equity Trust dated June 30, 2009, a trust held for the benefit of Mr. Krongard’s children of which Mr. Krongard’s wife is the trustee. Mr. Krongard disclaims beneficial ownership of any shares held by The Krongard Irrevocable Equity Trust dated June 30, 2009.

(16)

Consists of 3,750 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2016 and 52,937 shares underlying RSUs that are vested or vest within 60 days of March 14, 2016.

(17)

Consists of 8,861 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2016 and 67,064 shares underlying RSUs that are vested or vest within 60 days of March 14, 2016.

(18)	Includes 97,111 shares underlying RSUs that are vested or vest within 60 days of March 14, 2016.
(19)	Consists of 44,393 shares issuable upon the exercise of stock options exercisable within 60 days of March 14, 2016.
(20)

Includes 3,556,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 14, 2016 and 400,325 shares underlying RSUs that are vested or vest within 60 days of March 14, 2016. See footnotes 7 through 19.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely complied with.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	9,063,851	$6.17	11,747,762
Equity compensation plans not approved by security holders(2):	—	—	—

Total	9,063,851	$6.17	11,747,762

(1)

Includes 1,943,955 shares issuable upon the settlement of restricted stock units without consideration. The weighted average exercise price of the outstanding options and rights other than these restricted stock units is $7.86 per share. There are no warrants outstanding under our equity compensation plan.

(2)	We do not maintain any equity compensation plans that were not approved by our stockholders.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Background

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the following current executives, who are referred to in this Compensation Discussion and Analysis and in the following tables as our named executive officers:

•	Matthew J. Desch, chief executive officer;

•	Thomas J. Fitzpatrick, chief financial officer and chief administrative officer;

•	S. Scott Smith, chief operating officer;

•	Thomas D. Hickey, chief legal officer and secretary; and

•	Bryan J. Hartin, executive vice president, sales and marketing.

We present our Compensation Discussion and Analysis in the following sections:

1. Executive Summary (page 30). In this section, we discuss our 2015 corporate performance highlights, certain aspects of our executive compensation program, the response of our Compensation Committee to the 2015 shareholder advisory vote on named executive officer compensation and a summary of reported versus realizable and realized equity award compensation for our Chief Executive Officer.

2. Executive Compensation Program (page 34). In this section, we describe our executive compensation philosophy, the use of a compensation consultant and peer group data and the material components of our executive compensation program.

3. Other Executive Compensation Matters (page 44). In this section, we provide a brief overview of policies related to equity compensation grants and prohibition of hedging and pledging transactions involving our stock, minimum stock ownership, change in control, severance and employee benefits and executive compensation clawbacks. We also review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.

Executive Summary

Business Overview. We are the second largest provider by revenue of mobile voice and data communications services via satellite, and the only commercial provider of communications services offering true global coverage. Our satellite network provides communications services to regions of the world where existing wireless or wireline networks do not exist or are limited, including remote land areas, open ocean, airways, the polar regions and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters. We provide voice and data communications services to businesses, the U.S. and foreign governments, non-governmental organizations and consumers via our satellite network, which has an architecture of 66 in-orbit satellites with in orbit spares and related ground infrastructure. We utilize an interlinked mesh architecture to route traffic across our satellite constellation using radio frequency crosslinks between satellites. This unique architecture minimizes the need for local ground facilities to support the constellation, which facilitates the global reach of our services and allows us to offer services in countries and regions where we have no physical presence.

Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives to fulfill our business objectives. To do so, we believe that a majority of their target compensation should be based on performance, both of the individual and of the business. We structure our variable compensation programs to recognize both short-term and long-term contributions.

Important Features of our Executive Compensation Program. The important features of our executive compensation program include:

•

Our executive compensation is heavily weighted toward at-risk, performance-based compensation in the form of an annual incentive bonus opportunity that is based on achievement of a combination of financial, strategic and operational goals selected annually by our Compensation Committee and an equity program that is also linked to future performance. In addition, each executive’s target annual incentive bonus for the 2016 calendar year will be paid in the form of restricted stock units that will vest only upon the Compensation Committee’s certification of achievement of pre-established performance goals and continued service through the vesting date.

•

As part of our long-term incentive compensation program, during 2015 we provided an equity compensation opportunity in the form of stock options and performance-based restricted stock units that provide incentives for our executives to meet certain performance goals and increase the market value of our common stock. For the 2016 calendar year we have provided long-term, equity-based incentive compensation in the form of restricted stock units subject to the achievement of performance goals and time-based restricted stock units.

•

In 2015, at-risk, performance-based compensation represented approximately 66% of our chief executive officer’s total direct compensation (as reported in our 2015 Summary Compensation Table), and an average of 57% of our other executives’ total direct compensation (as reported in our 2015 Summary Compensation Table).

•

Fifty percent of the value of annual equity awards vest only based on the achievement of performance criteria and, if such performance criteria are met, are subject to additional service-based vesting thereafter.

•	The cash severance benefits that we offer to our executives do not exceed two times base salary and annual bonus.

•	We do not provide our executive officers with any excise tax or other tax gross ups.

•	We do not provide any defined benefit pension plans or supplemental employee retirement plans to our executive officers.

•

As further described below, our executives are required to comply with our stock ownership guidelines, which we adopted in February 2012. Under these guidelines, our chief executive officer is required to accumulate shares of our common stock with a value equal to four times his annual base salary, and our executive vice presidents, including our chief financial officer, chief operating officer and chief legal officer, are required to accumulate shares of our common stock with a value equal to two times their annual base salaries.

•	Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging or pledging the economic interest in the Iridium shares they hold.

•	Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.

•	Our Compensation Committee reviews market practices and makes internal comparisons among our executives when making compensation decisions.

•	We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our executives.

Pay for Performance. Our chief executive officer and our other executive officers received a payout of 55% of target from our 2015 incentive bonus plan. The payout was the result of our meeting a portion of our annual operational EBITDA financial target and achieving several other operational goals. We believe that this below target payout underscores the strong role that at-risk, performance-based compensation plays in our executive compensation program. In 2016 we changed our annual incentive bonus plan so that 100% of each executive’s target incentive bonus earned for the 2016 calendar year will be paid in the form of shares of our common stock pursuant to restricted stock units granted under our 2015 Equity Incentive Plan, or our 2015 Plan, subject to achievement of pre-established performance goals, further aligning our named executive officers’ interests with our stockholders.

We maintain a performance-based restricted stock unit program for senior executives to further link compensation received from equity-based awards to achievement of specific company performance targets. Since inception, vesting of these performance-based restricted stock units, which are viewed over a two-year measurement period and vest on a sliding scale based on achievement, has been as follows:

Grant Year	Vesting Percentage of Target

2012	0.0%
2013	68.4%
2014	150.0%

We believe that the structure of these performance-based restricted stock units underscores the emphasis on and the linkage of this program to rewarding our executive officers based on performance. We continue to grant awards under this program, including in 2016, because we believe performance-based equity contributes to our goal of heavily weighting executive compensation toward performance-based compensation.

During 2015, we also granted long-term incentives in the form of both options to purchase shares of our common stock and restricted stock units subject to time-based vesting to align the interests of our executives with those of our stockholders and promote long-term decision making. The value, if any, that may be realized from these equity awards is directly tied to our stock price performance over a multi-year period, during which time a named executive officer must continue to provide effective and satisfactory services to us for his equity awards to vest.

2015 Say-on-Pay Vote. We conducted our fifth advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2015. Approximately 92% of the votes cast on the say-on-pay proposal supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders. Our Compensation Committee’s decisions regarding compensation for 2015 reflected our say-on-pay vote in 2014, which was supported by approximately 87% of the votes cast on the proposal. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Our Compensation Committee has considered the results of the advisory vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that, similar to our past say-on-pay votes, the 2015 stockholder vote endorsed our compensation philosophy and the decisions we made for 2014. After discussing the levels of support in each of the five years in favor of the proposals, and considering the Compensation Committee’s continued use of the measures we adopted in response to previous advisory votes to further align management and stockholder interests, including stock ownership guidelines and a performance-based restricted stock unit program, our Compensation Committee decided to generally maintain a consistent course for 2015 compensation decisions.

Chief Executive Officer’s Realizable and Realized Equity Compensation. The following chart illustrates the difference between the compensation reported in the 2015 Summary Compensation Table and compensation realizable and actually realized by our chief executive officer for 2015 related to his stock options, performance-

based restricted stock units and restricted stock unit awards subject to time-based vesting. We believe this supplemental information is important because a significant portion of our chief executive officer’s equity compensation reported in the Summary Compensation Table is an incentive for future performance, which, with respect to the stock options, will provide an economic benefit to him only if the market price for our common stock is greater than the exercise price of the options at the time of exercise. Similarly, performance-based restricted stock unit awards only provide an economic benefit if the applicable performance goals are achieved. Therefore, we believe “realizable” and “realized” pay provide a more complete view of the 2015 value of our chief executive officer’s equity compensation.

As can be seen, the value that may be potentially realized from equity awards granted to our chief executive officer in 2015 and the value that was actually realized from equity awards exercised, vested or earned for 2015 performance differs from the amounts required to be reported in the 2015 Summary Compensation Table for these equity awards. The reported value is higher than both the realizable and realized value for such equity awards. The figures in the chart below illustrate that the realizable and realized value of equity awards in 2015 consisted almost entirely of equity awards that vested based on achievement of performance goals. This reflects our pay-for-performance program.

2015 CEO Total Reported Compensation(1) for Equity Awards

Versus Total Realizable Value(2) and Realized Value(3) for Compensation for Equity Awards

(1)	The reported value of equity compensation is the grant date value of stock awards and option awards granted during the year, as reported in the 2015 Summary Compensation Table.
(2)

The realizable value of equity compensation is the sum of (i) the intrinsic value of stock options granted during the year, (ii) the payout value of restricted stock unit awards subject to performance-based vesting granted during the year that vested during the year, and (iii) the target value of restricted stock unit awards subject to performance-based vesting granted during the year for which the performance periods remain outstanding at the end of the year end, in each of (i) through (iii), valued as of December 31, 2015.

(3)

The realized value of equity compensation is the sum of (i) the realized gain upon exercise of stock options during the year, valued as of the exercise date, (ii) the value of restricted stock unit awards subject to time-based vesting that vested during the year, valued as of the vesting date, and (iii) the value of restricted stock unit awards subject to performance-based vesting that vested during the year or that vested shortly after year-end due to achievement of performance during a performance period that ended as of year-end, valued as of the vesting date or as of December 31, 2015, respectively.

Executive Compensation Program

Objectives of Our Compensation Programs

We design our executive compensation programs to:

•	provide a competitive compensation package to attract and retain talented individuals to manage and operate all aspects of our business;

•	motivate our executives to achieve corporate and individual objectives that promote the growth and profitability of our business, as measured by objective goals; and

•	align the interests of our executive officers with those of our stockholders.

To meet these objectives, we provide base salary, performance-based annual cash incentives, performance-based and time-based equity incentive awards, broad-based employee benefits with limited perquisites, and responsible severance benefits. We do not have formal policies for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of cash compensation and non-cash compensation, but rather, the Compensation Committee makes determinations regarding the allocation of compensation based on the best interests of our company with the goal of encouraging and rewarding performance.

Role of the Compensation Committee

Our Compensation Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to all of our employees, including the administration of our equity plans and employee benefit plans. As part of this responsibility, the Compensation Committee establishes, reviews and modifies the compensation structure for our named executive officers. However, the Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to our Board, present executive compensation matters to the entire Board for its review and approval.

The Compensation Committee has the authority to delegate some or all of its duties to a subcommittee of its own members. In 2010, the Compensation Committee made a non-exclusive delegation of limited authority to a subcommittee tasked with approving both cash and equity compensation that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, or Code. Approval of compensation by the subcommittee is not a guarantee of deductibility, and the Compensation Committee and the subcommittee reserve the right to structure compensation in a manner that may not meet the standards for “performance-based compensation.” When we refer to the Compensation Committee in this Compensation Discussion and Analysis, we mean the Compensation Committee or its subcommittee, as applicable.

As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as studies and reports prepared by a compensation consultant; financial reports and projections; operational data; tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios; executive and director stock ownership information; our common stock performance data; analyses of historical executive compensation levels and current company-wide compensation levels; and the recommendations of our chief executive officer and the Compensation Committee’s independent compensation consultant.

Role of Management

Our Compensation Committee solicits and considers the performance evaluations and compensation recommendations for our named executive officers submitted by our chief executive officer. Generally, our chief executive officer and our chief legal officer attend meetings of the Compensation Committee. The Compensation Committee conducts a formal performance evaluation of each of our named executive officers annually, with informal commentary discussed as needed throughout the year. Our chief executive officer prepares and presents these evaluations and recommendations to our Compensation Committee outside of the presence of any other named executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions. Our Compensation Committee meets in executive session after our chief executive officer has reviewed his evaluations and reports back to management on the results of their deliberations. No executive officer participated directly in the final determinations of the Compensation Committee regarding the amount of any component of his own 2015 compensation package.

Our legal, finance, and human resources departments work with our chief executive officer to design and develop recommended compensation programs for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee. Members of our legal department also meet separately with the Compensation Committee’s independent compensation consultant to convey information on proposals that management may make to the Compensation Committee, as well as to allow the consultant to collect information about our company to develop its own proposals.

Use of Compensation Consultant

Our Compensation Committee decided to continue its engagement of Frederic W. Cook & Co., Inc., or F.W. Cook, as its independent compensation consultant for compensation decisions for 2015 and 2016. The Compensation Committee originally retained F.W. Cook in 2009 after considering a number of other national compensation consulting firms. The Compensation Committee selected F.W. Cook for its expertise in the telecommunications industry, the recommendations of other clients of F.W. Cook, and the availability of the consultant to attend meetings.

In the fall of 2013, the Compensation Committee engaged F.W. Cook to conduct an in-depth review of the design and competitive positioning of our compensation programs for our chief executive officer, other executive officers and non-employee directors in preparation for making compensation decisions for 2014 and 2015. In addition, in the fall of 2014, the Compensation Committee engaged F.W. Cook to update its prior year review of the design and competitive positioning of our compensation programs for our chief executive officer and non-employee directors in preparation for making compensation decisions for 2015, review our aggregate long-term incentive practices, update its prior compensation study regarding equity grant practices, provide a risk assessment of our compensation programs and review a proposal to adopt a new equity incentive plan in 2015. As part of the in-depth review in 2013 and subsequent update in 2014, F.W. Cook provided the Compensation Committee with the following services, which were utilized by our Compensation Committee to make compensation decisions related to 2015:

•	reviewed and provided recommendations on the compensation program for our non-employee directors;

•	advised on the design and structure of our cash and equity incentive compensation programs;

•	prepared an analysis of our share usage under our equity incentive plan;

•	conducted a risk analysis of our compensation programs;

•	updated the Compensation Committee on emerging trends and best practices in the area of executive and Board compensation;

•	provided recommendation and assisted with developing our peer group;

•	provided compensation data for similarly situated executive officers at companies in our peer group; and

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reviewed and provided an analysis of the compensation arrangements for all of our named executive officers, including the design and structure of our annual cash incentive bonus plan and equity-based incentive compensation program.

In addition, in the fall of 2015, the Compensation Committee again engaged F.W. Cook to conduct a review of the design and competitive positioning of our compensation programs for our chief executive officer, chief financial officer and non-employee directors in preparation for making compensation decisions for 2016. F.W. Cook provided analyses of the compensation levels and opportunities, incentive plan design, aggregate long-term incentive practices, stock ownership guidelines and perquisites for our chief executive officer and chief financial officer using our 2014 peer group data. F.W. Cook also provided an analysis of the structure and amount of compensation received by our non-employee directors in relation to the compensation received by non-employee directors of companies in our peer group.

The Compensation Committee has the authority to hire and terminate its compensation consultant. The company pays the cost for the consultant’s services. F.W. Cook attends meetings of the Compensation Committee at the request of the Compensation Committee. The Chairman of the Compensation Committee may also communicate separately with F.W. Cook. If and as requested by the Compensation Committee, F.W. Cook gathers information from management necessary to perform its duties to the Compensation Committee. In addition, members of our legal department also meet separately with F.W. Cook to convey information on proposals that management may make to the Compensation Committee. F.W. Cook did not provide any services directly to management or to the company.

The Compensation Committee regularly reviews the performance and independence of F.W. Cook and of each individual employee of the consulting firm who directly provides services to the company. In March 2014, March 2015 and March 2016 the Compensation Committee again considered whether F.W. Cook should continue to serve as an independent adviser to the Compensation Committee. The Compensation Committee requested information from F.W. Cook about potential conflicts of interest, and in particular, considered the fact that F.W. Cook provides no other services to the company, that the individual representatives of F.W. Cook who work directly with the Compensation Committee have no other business or personal relationships with the Board, management or our company, F.W. Cook’s own policies on ethics, stock ownership and conflicts of interest, and that the total revenue F.W. Cook received from us in each year from 2012 to 2015 did not exceed 0.5% of F.W. Cook’s gross revenues. In particular, the total fees paid to F.W. Cook in respect of 2015 did not exceed $60,000. As a result, the Compensation Committee concluded that there were no conflicts of interest with respect to F.W. Cook providing services to the Compensation Committee.

Use of Peer Data

In the fall of 2013, in connection with F.W. Cook’s review of our compensation programs, the Compensation Committee engaged F.W. Cook to conduct a study to review and update our peer group in preparation for compensation decisions made for 2014. In addition, in the fall of 2014, the Compensation Committee engaged F.W. Cook to update its prior year review of the design and competitive positioning of our compensation programs for our chief executive officer and non-employee directors in preparation for making compensation decisions for 2015. Based on F.W. Cook’s recommendations our 2014 peer group included fourteen public companies in the telecommunications industry with revenues, operating income, total assets, market capitalization and number of employees generally comparable to those of Iridium. Our peer group remained the same for 2015. The selected companies were:

2014/2015 Peer Group Companies

Aviat Networks	Globecomm Systems	NeuStar
Comtech	Inmarsat	ORBCOMM
Consolidated Communications	Intelsat	Premier Global Services
DigitalGlobe	j2 Global Communications	ViaSat
Globalstar	Loral Space & Communications

The peer group used for 2014 and 2015 is similar to the peer group we used in 2012 and 2013 except that it reflects the addition of Aviat Networks, Comtech, Consolidated Communications and Intelsat to enhance the statistical validity of the sample, as several former companies in the peer group were no longer publicly traded, and the removal of EMS Technologies (which was acquired by Honeywell), GeoEye (which was acquired by DigitalGlobe), Hughes Communications (which was acquired by Echostar) and PAETEC Holding Corp because public compensation data was no longer available for such companies.

Our Compensation Committee does not make decisions solely based on peer data, but refers to peer data to help ensure that target compensation amounts selected by the Compensation Committee do not materially deviate from market practices (as reflected by the 25th percentile, median and 75th percentile of peer group) and that target amounts provide fair compensation given individual and company performance. In particular, the Compensation Committee requested data from F.W. Cook at the 25th percentile, median and 75th percentile of the peer group for base salary, target annual incentive bonus, actual annual incentive bonus, aggregate equity award value, total target compensation and total actual compensation. However, individual compensation decisions may deviate from the peer data, as our Compensation Committee discussed the peer data and made the 2015 compensation decisions in the context of:

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the differences in our executives’ responsibilities and tenure, as compared to the executives in our peer group, as title is not always determinative of the comparability of role from one organization to another;

•	the experiences, knowledge and business judgment of each executive;

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corporate and individual performance, which includes setting target compensation opportunities after taking into account, in a subjective fashion, performance in the prior year, as well as the anticipated demands on the executive in the coming year;

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the desire to maintain target pay opportunities and allocations between cash and equity at levels that were consistent with historical pay levels for each of our executives, given the positive responses to our past say-on-pay proposals;

•	our 3% company-wide corporate merit increase budget for base salaries for the second half of 2015, reflecting our desire to maintain a responsible human capital cost structure; and

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internal pay equity, which we view from the perspective that (1) the target total compensation of our executive officers, other than our chief executive officer, should be within two separate relatively narrow ranges, and (2) the target total compensation of our chief executive officer should be meaningfully higher than that of our other officers, in each case, given the relative weight of their responsibilities and ability to impact our corporate performance.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2015

Our executive team is managing a dynamic and increasingly complex business. We strive to recognize these efforts by compensating our named executive officers for the increased demands associated with our business through three elements that are designed to reward performance in a simple and straightforward manner—base salaries, annual performance-based bonuses and long-term equity awards. The purpose and key characteristics of each of these elements are summarized below.

Element	Purpose	Key Characteristics

Base Salary	Provides a fixed level of compensation for performing the essential day-to-day elements of the job; gives executives a degree of certainty in light of having a majority of their compensation at risk	Fixed compensation that is reviewed annually and adjusted if and when appropriate; reflects each executive officer’s performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry

Annual Incentive Bonus Program	Motivates executive officers to achieve corporate and individual business goals, which we believe increase stockholder value, while providing flexibility to respond to opportunities and changing market conditions

Annual cash award based on corporate and individual performance compared to pre-established goals

Corporate goals focus on overarching objectives for the organization, while individual objectives represent key performance expectations at the departmental or individual level

Corporate goals were derived from our Board-approved operating plan for 2015 and aligned with our business strategy and weighted by relative importance so that achievement can be objectively measured

Long-Term Equity Incentives (Stock Options)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term; properly structured equity compensation, in the form of both stock options and restricted stock units (described below) works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation

Option awards with an exercise price equal to the fair market value of a share of our common stock on the date of grant, vesting over four years; provide a return to the executive only if the executive remains employed by us; the ultimate value realized, if any, depends on the appreciation of our common stock price over the term of the option, and if our stock price does not appreciate, there is no value realized

As further discussed below, in determining the aggregate size of equity grants in any given year, the Compensation Committee considers the factors described above under “Base Salaries” as well as data from our peer group

Element	Purpose	Key Characteristics

Long-Term Equity Incentives (RSUs)	Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term and, with respect to performance-based restricted stock units, the achievement of key performance goals selected by our Compensation Committee; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility weighs on our stock price	Restricted stock unit awards vesting based upon achievement of specified corporate goals measured over a two-year period and further subject to additional time-based vesting, as well as restricted stock units vesting over four years based on continued service; the ultimate value realized varies with our common stock price

Other Compensation	Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers	Indirect compensation element consisting of programs such as medical, vision, dental, life and accidental death and disability insurance as well as a 401(k) plan with a Company matching contribution, and other plans and programs made available to eligible employees

Base Salary

In March 2015, the Compensation Committee reviewed the base salaries for our executive officers. The Compensation Committee considered each officer’s 2014 base salary level, including any increases made during 2014, the updated peer data from F.W. Cook, our 3% company-wide corporate merit increase target for base salaries, the scope of each executive’s responsibilities for 2015, and internal pay equity. The Compensation Committee also considered the recommendations of our chief executive officer for base salary increases for officers other than himself. The effective dates of the base salary increases were determined in light of our scheduled July 1, 2015 company-wide merit increase and adjusted for certain individuals after considering the timing of prior base salary increases, tenure with the company and ability to impact our corporate performance. The Compensation Committee set the 2015 base salaries of each of the named executive officers as follows:

Name	2014 Base Salary	2015 Base Salary	Effective Date of Change	% Merit Increase

Matthew J. Desch	$800,000	$824,000	January 1, 2015	3.0%
Thomas J. Fitzpatrick	$480,000	$494,400	January 1, 2015	3.0%
S. Scott Smith	$420,000	$432,600	January 1, 2015	3.0%
Thomas D. Hickey	$319,225	$328,802	July 1, 2015	3.0%
Bryan J. Hartin	$315,000	$324,450	March 1, 2015	3.0%

2015 Bonuses

2015 Bonus Plan. In March 2015, the Compensation Committee approved our 2015 executive performance bonus plan, or our 2015 bonus plan, which operated under the terms of our 2012 Equity Incentive Plan, or our 2012 Plan. Our 2012 Plan was approved by our Board and our stockholders in 2012, and allows for the granting of performance-based compensation opportunities that may be deductible by us under Section 162(m) of the Code as amounts paid contingent upon the achievement of pre-established stockholder-approved performance goals. The Compensation Committee had the discretion to reduce the amount of any bonus award payable to any participant in the 2015 bonus plan.

Target Bonus Levels. In March 2015, the Compensation Committee approved a target incentive bonus award for each executive, defined a minimum bonus as zero and capped the maximum bonus award at almost twice the target level in the event that stretch performance goals were achieved. These levels were consistent with our philosophy that a significant portion of each executive’s total target cash compensation should be performance-based, and reflected the Compensation Committee’s review of internal pay equity and its conclusion that no extraordinary factors created a need to modify the 2014 target bonus levels. The Compensation Committee also considered the recommendation of our chief executive officer that target levels for the other officers generally not change from 2014 levels. The respective target amounts for 2015 for our named executive officers (based on actual salary paid during the year) were:

Name	2015 Target Bonus	Percentage of 2015 Base Salary

Matthew J. Desch	$741,600	90%
Thomas J. Fitzpatrick	$370,800	75%
S. Scott Smith	$324,450	75%
Thomas D. Hickey	$194,408	60%
Bryan J. Hartin	$193,725	60%

2015 Bonus Plan Structure and Metrics. The actual bonus award for each executive under the 2015 bonus plan was calculated by multiplying the executive’s target bonus amount by a corporate performance factor determined by the Compensation Committee, which could range from 0% to 192.5% based on the achievement of the corporate performance goals discussed below. The resulting amount could then be reduced but not increased by the Compensation Committee based on a personal performance factor ranging from 0% to 100%. In March 2015, the Compensation Committee determined that the corporate performance factor would be determined based upon the level of achievement of one financial, one strategic and several operational performance goals, with the corporate performance factor being the sum of the achievement levels of each performance goal. The bonus amounts would then be determined based on a sliding scale up to 192.5% of target based upon the corporate performance factor. The Compensation Committee would then use negative discretion to determine the actual bonus awards, which could be lower, but not greater, than 192.5% of the target bonus amount for each participant, based on individual performance. To be eligible for a bonus for 2015, the executive was required to remain employed by us through the date the bonus was to be paid, except as otherwise provided in an executive’s employment agreement in connection with a termination of employment. For 2015, the corporate performance factor was the sum of the achievement levels of the following corporate goals, as further described below:

Performance Goal	Target Performance Weighting	Potential Excess Achievement
Operational EBITDA*	70%	0% to 70% on a sliding scale
Iridium NEXT / Iridium PRIME SM	10%	10%
Quality Metrics	20%	0% to 12.5% on a sliding scale
Total of Target Weighting	100%	—
Total of Excess Potential Achievement Weightings	—	92.5%
Maximum Possible Award		192.5%

*

“Operational EBITDA” or “OEBITDA” was defined as earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT), stock-based compensation expenses, and the impact of purchase accounting.

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Operational EBITDA – an Operational EBITDA target of $240 million, weighted at 70%, with a scale of potential payouts ranging from a maximum of 140% credit for performance at or above 104.2% of target to a minimum of 0% credit for performance below 91.7% of target;

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Iridium NEXT / Iridium PRIME – a target to execute one satellite launch in 2015, facilitate high rate launch deployment, and stay substantially on budget for the overall program, weighted at 10%, with a potential stretch payout of an additional 10% for execution of two Iridium PRIME study contracts for potential new business; and

•	Quality Metrics – a target to execute the following quality metrics with a target weight of 5% each:

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Fulfill a specified percentage of new orders within a targeted timeframe, with a scale of potential payouts ranging from a maximum of 10% credit for performance significantly above target to a minimum of 0% credit for performance below the target;

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Achieve specified subscriber product return rates, with a scale of potential payouts ranging from a maximum of 10% credit for superior performance with lower than targeted subscriber product return rates to a minimum of 0% credit for performance with higher subscriber product return rates;

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Provide operational support systems to our service partners at a specified level of availability, with a scale of potential payouts ranging from a maximum of 7.5% credit for performance with higher service availability to a minimum of 0% credit for performance below a specified availability; and

•	Hold downtime for customers at our primary operational gateway to a specified number of minutes per year.

At the time the Compensation Committee set our goals for 2015, the Compensation Committee believed that each of the 2015 bonus plan goals were achievable, but only with significant effort. Our Operational EBITDA target reflected an approximately 12.1% increase over our actual results for 2014. Other targets represented the achievement of significant Iridium NEXT system milestones as well as continued improvement across several operational areas.

2015 Performance and Bonus Payouts under 2015 Bonus Plan. In 2015, our performance against our corporate goals resulted in an aggregate corporate performance factor under our 2015 bonus plan of 55.2%, calculated as follows and as further described below:

Performance Goal	Achievement

Operational EBITDA	32.7% for performance below target
Iridium NEXT/Iridium PRIME	0%
Quality Metrics	22.5%

Total	55.2%

Specifically:

•	We achieved 97.5% of our Operational EBITDA target, yielding a 32.7% credit under the 2015 bonus plan;

•	We did not launch any satellites in 2015 and therefore received no credit under the 2015 bonus plan;

•	We did not execute two Iridium PRIME contracts in 2015 and therefore received no credit under the 2015 bonus plan; and

•	We received a 22.5% credit under the 2015 bonus plan for achievement of several of the quality metrics at or in excess of target.

In March 2016, our chief executive officer shared his evaluations of the individual performance of each of our other named executive officers with the Compensation Committee. Based upon our chief executive officer’s recommendations, and based upon a review of our chief executive officer’s performance, the Compensation Committee concluded that each executive was performing at or above expected individual performance levels, and the Compensation Committee did not reduce any executive’s bonus based on individual performance. As a result, the named executive officers earned the following bonus amounts for 2015:

Name	Target Bonus Level ($)	Corporate Performance (%)	Individual Performance (%)	Actual Bonus Earned ($)

Matthew J. Desch	$741,600	55	100	$407,880
Thomas J. Fitzpatrick	$370,800	55	100	$203,940
S. Scott Smith	$324,450	55	100	$178,448
Thomas D. Hickey	$194,408	55	100	$106,924
Bryan J. Hartin	$193,725	55	100	$106,549

2016 Executive Performance Bonus Plan Structure. In February 2016, our Compensation Committee adopted a bonus plan, or the 2016 bonus plan, for our executives pursuant to which each executive’s target annual performance bonus for the 2016 calendar year will be paid in the form of restricted stock units instead of cash. Accordingly, on March 1, 2016, each of our named executive officers was granted restricted stock units under our 2015 Plan which vest, if at all, based upon our corporate performance and each executive’s individual performance as set forth under our 2016 bonus plan as certified by our Compensation Committee in 2017, subject to each executive’s continued service with us through the vesting date. The portion of each executive’s annual performance bonus that exceeds target, if any, will be paid in cash in March 2017.

Long-Term Equity-Based Incentive Compensation

In 2015 we awarded equity in part in the form of options, which have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and vest based on continued service over a four-year period. In 2015 we also continued to maintain a performance share program, which provides for the grant of performance-based restricted stock units. The Compensation Committee established this program to (1) focus key employees on achieving specific performance targets, (2) reinforce a team-oriented approach, (3) provide significant award potential for achieving outstanding performance, and (4) enhance our ability to attract and retain highly talented individuals. Under this program, the Compensation Committee grants awards to designated key employees, with each award representing a specified maximum number of shares of common stock that may ultimately be earned under each award. The maximum award is calculated by reference to the target award value. The number of shares ultimately paid under the award is determined based on achievement of performance goals over a two-year performance period, and is subject to additional time-based vesting thereafter. The Compensation Committee sets the performance goals to be achievable, but only with significant effort, as illustrated by the lack of vesting of the performance-based restricted stock units granted in 2012 and only 68.4% of the target performance units granted in 2013 vesting in 2015. The performance-based restricted stock units granted in 2014 for the 2014 and 2015 performance period further illustrate the correlation of these grants to our performance, as the 2014 grants vested above target in 2016 because the performance targets applicable to these grants were achieved at 150% of target, based largely on our 2014 performance.

The Compensation Committee determined an aggregate target award size for each executive in 2015 based on the peer data provided by F.W. Cook, our internal equity budget for grants for 2015, internal pay equity and the recommendations of our chief executive officer. Based on the recommendations of F.W. Cook, the Compensation Committee decided to allocate 50% of the target value of each award in the form of stock options subject to a four-year vesting schedule, and 50% in the form of performance-based restricted stock units. The Compensation Committee determined that this mix of stock options and performance-based restricted stock units for 2015 was appropriate to promote our retention, motivation and stockholder alignment goals.

Stock Option Grants in 2015. In March 2015, the Compensation Committee approved the grant of new stock options to each of our executive officers, effective March 2, 2015, that would be subject to vesting based on continued service over four years, with one-quarter vesting on March 1, 2016, and the remainder vesting thereafter in twelve equal quarterly installments. Each option has an exercise price equal to the fair market value of a share of our common stock on the date of grant. The number of shares subject to each grant was equal to the number of shares having a grant date fair value equal to the target option value.

The option grants to our executive officers in 2015 were as follows:

Name	Date of Grant	Target Option Value ($)	Number of Options

Matthew J. Desch	March 2, 2015	600,000	149,253
Thomas J. Fitzpatrick	March 2, 2015	200,000	49,751
S. Scott Smith	March 2, 2015	200,000	49,751
Thomas D. Hickey	March 2, 2015	175,000	43,532
Bryan J. Hartin	March 2, 2015	175,000	43,532

Performance-Based Share Grants in 2015. In March 2015, the Compensation Committee approved target performance-based share awards for our executive officers, effective March 2, 2015. The number of shares subject to the target performance-based share awards was equal to the target grant value divided by the closing price of our stock on the date of grant.

Name	Target Value ($)	Number of Shares

Matthew J. Desch	600,000	63,492
Thomas J. Fitzpatrick	200,000	21,164
S. Scott Smith	200,000	21,164
Thomas D. Hickey	175,000	18,518
Bryan J. Hartin	175,000	18,518

The actual awards to be earned by each executive will be determined based on the achievement of a specified average percentage increase in our GAAP service revenue for 2015 and 2016 (i.e., the average of (i) the percentage increase in GAAP service revenue from 2014 to 2015 and (ii) the percentage increase in GAAP service revenue from 2015 to 2016). We must achieve at least a 3% average increase in GAAP service revenue for 2015 and 2016 for any award to be earned. Upon such achievement of a 3% average increase in GAAP service revenue, 50% of the target number of shares could be earned (subject to the time-based vesting described below), with the number of shares that could be earned increasing based on the average percentage increase in GAAP service revenue above 3%, up to the maximum award of 150% of the target number of shares for an average percentage increase equal to or greater than 8%. However, the actual awards would be reduced to zero if we fail to achieve an average OEBITDA margin for each of 2015 and 2016 that exceeds 50%. OEBITDA is defined as described above under “—2015 Bonus Plan Structure and Metrics”.

The actual awards earned are also subject to time-based vesting, with 50% of the earned shares vesting when the Compensation Committee determines our level of achievement of the performance goals, which would occur in the first quarter of 2017, and the remaining 50% vesting on March 1, 2018, subject to continuous employment of the participant with us or our subsidiaries through such dates. In addition, if a change in control occurs before the date the Compensation Committee determines our level of achievement of the performance goals, the executive officers would be awarded, effective as of immediately prior to the change in control, an actual award equal to the executive officer’s target award, subject to the same vesting schedule, with the first vesting date being March 1, 2017.

The Compensation Committee’s practice when determining the achievement of a scaled target is to use linear interpolation between points.

Other Executive Compensation Matters

Equity Compensation Policies

In February 2012, the Compensation Committee decided that as a general matter, the Compensation Committee would plan to make compensatory equity grants a maximum of four times a year on January 1, March 1, June 1 and September 1. As necessary to meet business needs, the Compensation Committee or the Board may grant equity awards outside of these regularly scheduled dates. Our Compensation Committee followed this schedule in 2015 and made equity grants to each of our named executive officers on March 2, 2015.

We have a policy that prohibits our executive officers, directors and other members of management from pledging stock or engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Stock Ownership and Holding Guidelines

In February 2012, our Compensation Committee adopted stock ownership guidelines for our directors and executives at the level of vice president and above. Our Compensation Committee, in consultation with F.W. Cook, determined that stock ownership guidelines are common among large public companies and are increasing in prevalence among mid-sized and smaller companies. The Compensation Committee also determined that stock ownership guidelines help align the interests of our executives with those of our stockholders and may act as a risk mitigation device.

The stock ownership guidelines are based on a multiple of base salary or annual cash retainer. Under the guidelines, our chief executive officer is required to own shares of our common stock with a value equal to at least four times his annual base salary. Each of our executive vice presidents (including our chief financial officer, chief operating officer and chief legal officer), senior vice presidents and vice presidents are required to own shares of our common stock with a value equal to at least two times, one times and one-half times such vice president’s annual base salary, respectively. Each non-employee director is required to own shares of our common stock with a value equal to four times his or her annual base cash retainer for Board service (not including amounts received for service on Board committees).

For purposes of these guidelines, “ownership” includes: (1) shares directly (not beneficially) owned; (2) shares directly (not beneficially) owned jointly by the individual and his or her spouse; (3) shares held in trust or other estate planning vehicle (e.g., family limited partnership) for the benefit of the individual and/or his or her family members; (4) shares equal to the number of vested deferred stock units credited to the individual under a deferred compensation arrangement; and (5) shares credited to the individual’s 401(k) plan account.

There is no specific time period within which the individual must attain the applicable stock ownership targets under the guidelines. Rather, starting on February 1, 2012, and until an individual comes into compliance with the guidelines, he or she is required to retain 50% percent of Net Profit Shares from each stock award on exercise, vesting or earn-out. “Net Profit Shares” means: (1) shares received on the vesting or issuance (as applicable) of full value stock awards (e.g., restricted stock, restricted stock units, performance shares) granted after these guidelines were adopted, net of the actual number of shares withheld or sold at vesting or issuance to cover taxes; and (2) shares received on the exercise of stock options granted after these guidelines were adopted, net of the actual number of shares tendered or sold at exercise to cover the exercise price and taxes related to exercise.

Change in Control and Severance Benefits

Under the terms of the employment agreements with each of our executive officers, either we or the executive may terminate the executive’s employment at any time. Each of our named executive officers is eligible, under the terms of his respective employment agreement, to receive, in exchange for a release of claims, severance benefits upon the termination of his employment either by us without cause or by him for good reason, with additional severance benefits provided in the event the termination is in connection with a change in control. The terms and conditions of severance provisions are discussed more fully in the section below under the heading “—Potential Payments upon Termination or Change in Control.” We do not provide any excise tax gross ups on change-in-control benefits.

These agreements reflect the negotiations with our named executive officers at the time we entered into the agreements, as well as our desire to have a consistent set of benefits across the executive team. Our Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, our Compensation Committee believes that additional change-in-control severance benefits minimize the distractions to an executive in connection with a corporate transaction and reduce the risk that an executive officer departs our company before a transaction is completed. We believe that our existing arrangements allow our executive officers to focus on continuing normal business operations and, in the case of change-in-control benefits, on the success of a potential business combination, rather than worry about how business decisions that may be in our best interest will impact their own financial security. These existing arrangements help ensure stability among our executive officer ranks, and will help enable our executives to maintain a balanced perspective in making overall business decisions during periods of uncertainty.

Employee Benefits

We provide broad-based medical insurance, dental insurance, vision coverage, life insurance and accidental death and dismemberment insurance benefits to our employees, including our named executive officers. We also provide our employees, including our named executive officers, with the opportunity to participate in our 401(k) plan. We match eligible employee contributions dollar for dollar up to 5% of an employee’s salary, with a maximum match per employee of $13,250 in each calendar year. We believe these insurance and retirement savings benefits are consistent with practices of similarly sized companies and help to recruit and retain key talent at a minimal cost to us.

Our executive officers generally do not receive any supplemental retirement benefits or perquisites, except for limited perquisites provided on a case-by-case basis. In considering potential perquisites, the Compensation Committee compares the cost to the value of providing these benefits.

We have agreed to purchase and maintain a term life insurance policy in the face amount of $400,000 for Mr. Desch. These benefits are provided as a result of negotiations with Mr. Desch when his employment commenced with our subsidiary Iridium Holdings in 2006. With respect to the term life insurance policy, the Compensation Committee decided that rather than paying Mr. Desch this amount as severance upon death out of our general assets, it was more cost-effective to provide for these payments through insurance.

This limited perquisite helped us to recruit Mr. Desch, and now it helps us to retain his services, at what the Compensation Committee believes is a minimal cost to us.

Deductibility of Executive Compensation Under Code Section 162(m)

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, up to $1.0 million per executive per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our company and our stockholders.

Accounting Considerations

The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.

Compensation Recovery Policy

Amounts paid and awards granted under our 2015 bonus plan, our 2015 employee cash performance bonus plan, our 2015 performance share program and both our 2012 Plan and our 2015 Plan, are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations under the Act, any clawback policy the company adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Risk Analysis of Our Compensation Plans

In early 2016, F.W. Cook conducted a risk assessment of our compensation policies in effect for 2015, and delivered a report to the Compensation Committee summarizing the results of their risk assessment. The Compensation Committee has reviewed the report and considered our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. We design our compensation policies and programs to encourage our employees to remain focused on both our short- and long-term goals. For example, while our annual incentive bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Summary Compensation Table

The following table shows the total compensation earned by the named executive officers in 2015, 2014 and 2013. The named executive officers consist of our chief executive officer, our chief financial officer and our other three most highly compensated executive officers who were serving as executive officers at December 31, 2015.

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards ($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation ($)(4)	Total($)
Matthew J. Desch,	2015	824,000	—		599,999	599,997	407,880	16,119	2,447,995
Chief Executive Officer	2014	800,000	—		1,269,994	549,997	14,401	15,269	2,649,661
	2013	771,718	—		448,800	448,800	458,400	14,094	2,141,812

Thomas J. Fitzpatrick,	2015	494,400	—		200,000	199,999	203,940	15,182	1,113,521
Chief Financial Officer and	2014	480,000	—		514,992	424,998	277,205	14,332	1,711,527
Chief Administrative Officer	2013	453,995	—		200,000	200,000	224,728	14,094	1,092,817

S. Scott Smith,	2015	432,600	—		200,000	199,999	178,448	15,182	1,026,229
Chief Operating Officer	2014	420,000	—		503,745	424,998	242,551	14,332	1,605,626
	2013	378,255	—		187,500	187,500	174,754	14,094	942,103

Thomas D. Hickey,	2015	324,013	—		174,995	174,999	106,924	15,182	796,113
Chief Legal Officer and	2014	316,095	—		197,408	149,997	146,041	14,332	823,873
Secretary	2013	312,966	—		165,000	165,000	123,935	14,094	780,995

Bryan J. Hartin,	2015	322,875	—		174,995	174,999	106,549	15,182	794,600
Executive Vice President,	2014	312,500	—		196,870	149,997	144,379	14,332	818,078
Sales & Marketing	2013	300,000	25,000	(5)	—	376,650	118,800	5,719	826,169

(1)

The amounts in this column reflect the aggregate grant date fair value of restricted stock units, or RSUs, and performance-based RSUs granted in the applicable year, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 for stock-based compensation transactions, or Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and for performance-based RSUs, the amounts represent the value based on the probable outcome of the performance conditions in accordance with FASB ASC Topic 718. Assuming the highest level of achievement of the performance-based RSUs granted in 2015, the grant date values for performance-based RSUs would be $900,000 for Mr. Desch, $300,000 for Mr. Fitzpatrick and Mr. Smith, and $262,500 for Mr. Hickey and Mr. Hartin. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

(2)

The amounts in this column reflect the aggregate grant date fair value of stock options granted in the applicable year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions computed in accordance with Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

(3)	The amounts in this column reflect cash incentive bonuses earned during the respective year and paid during the first quarter of the following year.
(4)

Consists of 401(k) matching contributions in the amount of $13,250, $13,000, and $12,750 (other than $4,375 for Mr. Hartin in 2013) for fiscal years 2015, 2014 and 2013, respectively, and life, accident and long-term disability insurance premiums paid on behalf of the officer.

(5)	Represents a retention bonus.

Grants of Plan-Based Awards for 2015

The following table sets forth information relating to grants of plan-based incentive awards to the named executive officers in 2015.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Target ($)(4)	Maximum ($) (5)	Target (#)(4)	Maximum (#)(5)
Matthew J. Desch	3/02/15					149,253	9.45	599,997
	3/02/15			63,492	95,238			599,999
	3/02/15	741,600	1,427,580
Thomas J. Fitzpatrick	3/02/15					49,751	9.45	199,999
	3/02/15			21,164	31,746			200,000
	3/02/15	370,800	713,790
S. Scott Smith	3/02/15					49,751	9.45	199,999
	3/02/15			21,164	31,746			200,000
	3/02/15	324,450	624,566
Thomas D. Hickey	3/02/15					43,532	9.45	174,999
	3/02/15			18,518	27,777			174,995
	3/02/15	194,408	374,235
Bryan J. Hartin	3/02/15					43,532	9.45	174,999
	3/02/15			18,518	27,777			174,995
	3/02/15	193,725	372,921

(1)

These amounts represent the target and maximum payments for each named executive officer under our 2015 executive performance bonus plan. There was no threshold amount under this program. See “Compensation Discussion and Analysis—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2015—2015 Bonuses” above for further information.

(2)

These amounts represent target and maximum payouts for each named executive officer under our 2015 performance-based restricted stock unit award program. For 2015 there was no threshold amount for this program. See “Compensation Discussion and Analysis—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2015—Long-Term Equity-Based Incentive Compensation—Performance-Based Share Grants in 2015” above for further information.

(3)

These amounts represent option grants made during 2015 under our 2012 Plan. See “Compensation Discussion and Analysis—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2015—Long-Term Equity-Based Incentive Compensation—Stock Option Grants in 2015” above for further information.

(4)	“Target” refers to the amount payable if the specified performance targets are reached.
(5)	“Maximum” refers to the maximum payout possible under the plan.

Outstanding Equity Awards at 2015 Year-End

The following table sets forth the equity-based awards held by the named executive officers that were outstanding on December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Matthew J. Desch	—	149,253	9.45	03-02-2025
	84,726	108,935	6.52	03-01-2024
	122,927	55,877	6.08	03-01-2023
	78,497	5,234	7.56	03-01-2022
	300,000	—	8.31	02-21-2021
	400,000	—	8.73	11-19-2019
					2,319	(4)	19,503
					25,245	(5)	212,310
					126,532	(6)	1,064,134
								63,492	(7)	533,968
Thomas J. Fitzpatrick	—	49,751	9.45	03-02-2025
	26,957	34,662	6.52	03-01-2024
	39,772	51,137	6.25	01-01-2024
	54,780	24,901	6.08	03-01-2023
	27,285	1,819	7.56	03-01-2022
	100,000	—	8.31	02-21-2021
	300,000	—	8.39	04-19-2020
					806	(4)	6,778
					22,500	(4)	189,225
					11,250	(5)	94,613
					40,260	(6)	338,587
								21,164	(7)	177,989
S. Scott Smith	—	49,751	9.45	03-02-2025
	26,957	34,662	6.52	03-01-2024
	39,772	51,137	6.25	01-01-2024
	51,356	23,345	6.08	03-01-2023
	26,025	1,736	7.56	03-01-2022
	90,000	—	8.31	02-21-2021
	135,000	—	8.39	04-19-2020
					769	(4)	6,467
					22,500	(4)	189,225
					10,547	(5)	88,700
					40,260	(6)	338,587
								21,164	(7)	177,989
Thomas D. Hickey	—	43,532	9.45	03-02-2025
	23,107	29,709	6.52	03-01-2024
	45,194	20,543	6.08	03-01-2023
	26,025	1,736	7.56	03-01-2022
	135,000	—	7.78	05-03-2021
					769	(4)	6,467
					9,281	(5)	78,053
					34,509	(6)	290,221
								18,518	(7)	155,736
Bryan J. Hartin	—	43,532	9.45	03-02-2025
	23,107	29,709	6.52	03-01-2024
	92,812	42,188	6.72	01-01-2023
					34,509	(6)	290,221
								18,518	(7)	155,736

(1)	All options shown vest 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.
(2)	The expiration date of each stock option occurs ten years from the date of grant.
(3)	The market value amount is calculated based on the closing price of our common stock of $8.41 at December 31, 2015.
(4)

These shares represent time-based RSUs outstanding at December 31, 2015 which vest as to 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.

(5)

These shares represent RSUs outstanding at December 31, 2015 which were originally granted in March 2013 as performance-based grants (the “2013 Performance Grants”) but which remained subject to time-based vesting as of December 31, 2015. At a meeting held on March 2, 2015, the Compensation Committee determined that 68.4% of the performance criteria for vesting had been met and the remaining 31.6% of the 2013 Performance Grants were forfeited. Accordingly, on March 2, 2015, 50% of such 68.4% of the shares vested, and the remaining 50%, representing the amounts shown in the table, vested on March 1, 2016.

(6)

These shares represent RSUs outstanding at December 31, 2015 which were originally granted in March 2014 as performance-based grants and which remained subject to performance-based vesting as of December 31, 2015 but for which performance was determined subsequent to that date. At a meeting held in February 2016, the Compensation Committee determined that 150% of the performance criteria for vesting had been met, and amounts shown in the table represent the amount vested. On March 1, 2016, 50% of the amount set forth in the table vested and the remaining 50% of such amount will vest on March 1, 2017 subject to the executive’s continued employment through such date.

(7)

These shares represent RSUs outstanding at December 31, 2015 which were originally granted in March 2015 as performance-based grants and which remained subject to performance-based vesting as of December 31, 2015. The number of shares not yet earned is based on the target amount. The awards are also subject to time-based vesting, with 50% of the earned shares vesting upon the determination that the goals have been achieved, which would occur in the first quarter of 2017, and the remaining 50% of the earned shares vesting on March 1, 2018, subject to the executive’s continued employment through such date.

Option Exercises and Stock Vested in 2015

No named executive officer exercised stock options in 2015. The following table provides certain information with respect to RSU vesting for the named executive officers during 2015.

Option Exercises and Stock Vested

Name	Stock Awards
	Number of shares acquired on vesting (#)(1)		Value realized on vesting ($)(2)
Matthew J. Desch	125,429	(3)	1,201,584
Thomas J. Fitzpatrick	43,336	(4)	404,900
S. Scott Smith	41,065	(5)	383,187
Thomas D. Hickey	18,343	(6)	172,700
Bryan J. Hartin	5,918	(7)	57,405

(1)

Consists of the vesting of the 2013 Performance Grants and other time-based RSUs granted between 2012 and 2014. Amounts do not give effect to shares that may be withheld from being issued to the officer upon settlement to satisfy tax obligations associated with vesting.

(2)

Amounts are equal to the closing price of our common stock on the vesting date multiplied by the number of shares vested on that date. Based on a closing price of $9.75 on December 31, 2014, $9.58 on February 27, 2015, $9.45 on March 2, 2015, $9.70 on March 6, 2015, $10.15 on April 1, 2015, $10.28 on June 1, 2015, $9.01 on July 1, 2015, $6.98 on September 1, 2015, $5.90 on October 1, 2015 and $8.18 on December 1, 2015. Amounts do not represent the value that may be realized by the officer upon sale of the shares.

(3)	2,319 vested on each of March 1, June 1, September 1 and December 1 of 2015, 25,244 vested on March 2, 2015, and 90,909 vested on March 8, 2015.
(4)

806 vested on each of March 1, June 1, September 1 and December 1 of 2015, 10,000 vested on January 1, 2015, 2,500 vested on each April 1, July 1, and October 1, 2015, 11,249 vested on March 2, 2015, and 11,363 vested on March 8, 2015.

(5)

769 vested on each of March 1, June 1, September 1 and December 1 of 2015, 10,000 vested on January 1, 2015, 2,500 vested on each April 1, July 1, and October 1, 2015, 10,546 vested on March 2, 2015, and 9,943 vested on March 8, 2015.

(6)	769 vested on each of March 1, June 1, September 1 and December 1 of 2015, 9,281 vested on March 2, 2015, and 5,986 vested on March 8, 2015.
(7)	5,918 vested on March 8, 2015.

Employment Agreements

Matthew J. Desch. We entered into an employment agreement with Mr. Desch in September 2010 to replace his expiring employment agreement, pursuant to which he serves as our chief executive officer and a member of our Board. This agreement was immaterially amended in December 2010 to clarify certain terms of the agreement, including, among other reasons, for compliance with tax laws, and was further amended and restated in March 2011. The agreement, as amended, had an initial term through September 18, 2013 and automatically renews for successive one-year periods unless we or Mr. Desch give written notice of intent not to renew the agreement not less than six months prior to the renewal date. The employment agreement provided for an initial annual base salary with a required increase of $17,719 effective November 1, 2012, which is subject to further increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Desch is eligible to earn an annual incentive cash bonus, with a target bonus equal to 90% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.

Mr. Desch is eligible to participate in employee benefit plans made available to other senior executives. We were required to provide him with use of an automobile or a cash car allowance at our expense through November 1, 2012. In addition, we are required to purchase and maintain a term life insurance policy in the face amount of $400,000 for Mr. Desch.

In his employment agreement, Mr. Desch has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Desch’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

Thomas J. Fitzpatrick. In connection with his hiring, we entered into an employment agreement with Mr. Fitzpatrick in March 2010, with such employment agreement effective April 5, 2010, pursuant to which he serves as our chief financial officer. This agreement was immaterially amended in December 2010 to clarify certain terms of the agreement, including, among other reasons, for compliance with tax laws. The employment agreement had an initial term of three years, through April 5, 2013 and automatically renews for successive one-year periods unless we or Mr. Fitzpatrick give written notice of intent not to renew the agreement not less than six months prior to the renewal date. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Fitzpatrick is eligible to earn an annual incentive cash bonus, with a target bonus equal to 75% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year. In addition, the agreement provided for the payment of a signing bonus in an amount equal to $50,000, paid on the effective date of the agreement, and retention bonuses in an amount equal to $50,000 each, to be paid on the first and second anniversaries of the effective date of the agreement. The last of these bonuses was paid in 2012.

Mr. Fitzpatrick is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Fitzpatrick has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Fitzpatrick’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

S. Scott Smith. We entered into an employment agreement with Mr. Smith in March 2010. This agreement was immaterially amended in December 2010 to clarify certain terms of the agreement, including, among other reasons, for compliance with tax laws. The employment agreement had an initial term of three years through April 19, 2013, and automatically renews for successive one-year periods unless we or Mr. Smith give written notice of intent not to renew the agreement not less than 90 days prior to the renewal date. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Smith is eligible to earn an annual incentive cash bonus, with a target bonus equal to 60% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year. In connection with the Compensation Committee’s approval of the applicable bonus plans for 2013 and 2014, the Compensation Committee increased Mr. Smith’s target bonus to 70% and 75% of his base salary, respectively. In addition, the agreement provided for the payment of a signing bonus in an amount equal to $50,000, paid on the effective date of the agreement, and retention bonuses in an amount equal to $50,000 each, to be paid on the first and second anniversaries of the effective date of the agreement. The last of these bonuses was paid in 2012.

Mr. Smith is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Smith has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Smith’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

Bryan J. Hartin. We entered into an employment agreement with Mr. Hartin in December 2012. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Hartin is eligible to earn an annual incentive cash bonus, with a target bonus equal to 60% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year. In addition, the agreement provided for the payment of a retention bonus in an amount equal to $50,000 paid on December 31, 2012 and an additional retention bonus of $25,000 paid on December 31, 2013.

Mr. Hartin is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Hartin has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment.

Mr. Hartin’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”

Thomas D. Hickey. We entered into an employment agreement with Mr. Hickey in April 2011. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Hickey is eligible to earn an annual incentive cash bonus, with a target bonus equal to 60% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.

Mr. Hickey is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Hickey has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment.

Mr. Hickey’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

The section below describes the payments that may be made to the named executive officers in connection with a change in control or pursuant to specified termination events, pursuant to the terms of the employment agreements between us and them.

Matthew J. Desch. Mr. Desch’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination by reason of death or disability. If Mr. Desch’s employment is terminated due to his death or disability (as defined in his employment agreement), he will receive a bonus based on the amount he would have been entitled to receive if he had remained employed by us throughout the applicable fiscal year and until the applicable payment date, but pro-rated for the number of days he was employed during such year.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Desch’s employment without cause, or Mr. Desch terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) 18 months of his then-current base salary and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us. He also will receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), then the cash severance amounts described above shall be paid to him in a single lump sum and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Mr. Desch executing, delivering and not revoking a release of claims in favor of our company.

Thomas J. Fitzpatrick. Mr. Fitzpatrick’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Fitzpatrick’s employment without cause, or Mr. Fitzpatrick terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) one times his then-current base salary and (ii) one times his then-current target bonus, such sum payable in equal installments over a period of 12 months. He will also receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in the 2009 Plan), then the cash severance amounts described above shall be paid to him in a single lump sum, and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Mr. Fitzpatrick executing, delivering and not revoking a release of claims in favor of our company.

S. Scott Smith. Mr. Smith’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Smith’s employment without cause, or Mr. Smith terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a severance benefit consisting of the sum of (i) one times his then-current base salary, and (ii) one times his then-current target bonus, such sum payable in equal installments over a period of 12 months. He will also receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) for the lesser of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In addition to these severance benefits, he is entitled to full vesting of his equity awards in the event of such a termination within 12 months after a change in control (as defined in our 2009 stock incentive plan).

These severance payments and benefits are subject to Mr. Smith executing, delivering and not revoking a release of claims in favor of our company.

Bryan J. Hartin. Mr. Hartin’s employment agreement provides that he may be terminated by the Company for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Hartin’s employment without cause, or Mr. Hartin terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) one times his then-current base salary paid in equal installments on our normal payroll schedule over the 12-month period following termination and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us, paid in equal installments on our company’s normal payroll schedule over the remainder of the 12-month severance period after the date we determine actual performance and the amount of bonus that would have been earned based on such performance. He will also receive payment of his COBRA premiums (or, if required for the Company to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), the bonus amount described above shall not be pro-rated, and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Mr. Hartin executing, delivering and not revoking a release of claims in favor of our company.

Thomas D. Hickey. Mr. Hickey’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Hickey’s employment without cause, or Mr. Hickey terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) one times his then-current base salary paid in equal installments on our normal payroll schedule over the 12-month period following termination and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us, paid in equal installments on our company’s normal payroll schedule over the remainder of the 12-month severance period after the date we determine actual performance and the amount of bonus that would have been earned based on such performance. He will also receive payment of his COBRA premiums (or, if required for the Company to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), the bonus amount described above shall not be pro-rated, and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Mr. Hickey executing, delivering and not revoking a release of claims in favor of our company.

Estimated Current Value of Post-Employment Severance Benefits

The following table shows estimated payments that would be made to each named executive officer in the event of a termination of employment under various termination situations, assuming the applicable termination event occurred on December 31, 2015. With respect to acceleration of vesting of equity awards, the calculations assume the closing price of our common stock of $8.41 per share on December 31, 2015.

Executive	Death ($)		Termination for Good Reason or Without Cause – No Change in Control ($)		Termination for Good Reason or Without Cause – Change in Control ($)
Matthew J. Desch	407,880	(1)	1,654,912	(2)	3,470,648	(3)
Thomas J. Fitzpatrick	—		881,010	(4)	1,810,872	(5)
S. Scott Smith	—		772,860	(4)	1,692,803	(6)
Thomas D. Hickey	—		451,536	(7)	990,764	(8)
Bryan J. Hartin	—		446,809	(7)	923,473	(8)

(1)	Represents a pro rata bonus.
(2)

Consists of (a) 18 months of base salary; and (b) a pro rata bonus based on actual achievement; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.

(3)

Consists of (a) 18 months of base salary; (b) a pro rata bonus based on actual achievement; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards.

(4)	Consists of (a) 12 months of base salary; (b) annual bonus at target level; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.
(5)

Consists of (a) 12 months of base salary; (b) annual bonus at target level; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards.

(6)

Consists of (a) 12 months of base salary; (b) annual bonus at target level; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards.

(7)	Consists of (a) 12 months of base salary; (b) a pro rata bonus based on actual achievement; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.
(8)

Consists of (a) 12 months of base salary; (b) a bonus based on actual achievement as though the executive were employed for the full year in which the termination occurred; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards.

Director Compensation

The table below provides summary information concerning compensation paid or accrued by us during 2015 to or on behalf of our non-employee directors for services rendered during 2015. Messrs. Desch, Fitzpatrick and Smith, who are named executive officers in addition to being directors, did not receive any separate compensation for service in their capacity as a director, and accordingly they are not included in this table.

In late 2009, the Compensation Committee engaged F.W. Cook to conduct a review of non-employee director compensation programs among our peer companies and make recommendations for our director compensation program, including the design thereof and competitive positioning. F.W. Cook’s report provided competitive analyses of director compensation programs using our peer group, a discussion of emerging trends in director compensation and recommendations for our program. F.W. Cook has updated this study on several occasions, including in the fall of 2015, in order to assist the Compensation Committee with compensation decisions with respect to non-employee directors.

Based on F.W. Cook’s 2009 report, we adopted a compensation policy for non-employee directors effective January 1, 2010 that has been reapproved annually by our Board. Under this policy, each non-employee director is eligible to receive an annual retainer of $140,000 for serving on the Board. In addition, an annual retainer of $50,000 is awarded for serving as the Chairman of the Board, an annual retainer of $20,000 is awarded for serving as the Chairman of the Audit Committee, an annual retainer of $15,000 is awarded for serving as the Chairman of the Compensation Committee, and an annual retainer of $7,500 is awarded for serving as the Chairman of the Nominating and Corporate Governance Committee. In addition, during 2015, each non-employee director serving on our Government Advisory Committee received an annual retainer for such services in the form of an option to purchase 7,500 shares of our common stock that vested in full on December 31, 2015, subject to the director’s continued service through such date.

Each non-employee director makes an annual election to have the $140,000 retainer for serving on the Board paid entirely in stock options, RSUs or some combination of these equity instruments. The director may also elect to have up to $50,000 of the retainer paid in cash. In addition, each non-employee director serving as Chairman of the Board or chairman of a committee makes an annual election to have the retainer for such position paid in either RSUs, cash or a combination of both. The cash component of the compensation is paid on a quarterly basis, and during 2015 all equity awards vested quarterly through December 31, 2015. With respect to the options granted to the members of the newly formed Government Advisory Committee, the awards vested in full on December 31, 2015. Until six months after the termination of the director’s service or upon a specified change in control of our company, if it occurs earlier, the directors may not sell any of these shares of restricted stock or stock acquired upon the exercise of these options and may not settle any of these RSUs.

The following table sets forth summary information concerning compensation paid or accrued by us during 2015 to or on behalf of our non-employee directors for services rendered during 2015.

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)		Total ($)
Thomas C. Canfield	—	140,000	—		140,000
Brigadier Gen. Peter M. Dawkins (Ret.) (4)	25,000	45,000	—		70,000
Jane L. Harman	37,500	67,500	—		105,000
Alvin B. Krongard	—	—	157,438	(5)	157,438
Robert H. Niehaus	50,000	—	140,000		190,000
Admiral Eric T. Olson (Ret.)	50,000	90,000	9,938	(6)	149,938
Steven B. Pfeiffer	65,000	90,000	—		155,000
Parker W. Rush	—	160,000	—		160,000
Henrik O. Schliemann	37,500	67,500	—		105,000
Barry J. West	50,000	—	90,000		140,000

(1)

Except as described in footnotes (5) and (6) below, amounts in these columns represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718 but excluding estimated forfeitures, of RSU or option awards issued pursuant to our non-employee director compensation policy on January 6, 2015, in the case of all directors other than Ms. Harman and Mr. Schliemann, July 1, 2015 in the case of Ms. Harman and Mr. Schliemann following their election to the Board, and October 15, 2015 in the case of Messrs. Krongard and Olson for services on the Government Advisory Committee. In the case of stock awards, the grant date fair value of awards to directors was calculated using the closing price of our common stock of $9.18 on the grant date of January 6, 2015, and $9.01 on the grant date of July 1, 2015, in each case multiplied by the applicable number of shares granted to each non-employee director. In the case of option awards, the grant date fair values were calculated using these closing prices and $7.05 on the option grant date October 15, 2015, as well as other variables and assumptions in the Black-Scholes valuation model. Assumptions used in the calculation of grant date fair values are included in Note 2 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015. These amounts do not correspond to the actual value that may be realized by the director upon vesting of such awards.

(2)	No director held any unvested stock awards as of December 31, 2015.
(3)

The aggregate number of option awards outstanding at December 31, 2015 and held by each non-employee director was as follows: 0 shares for Messrs. Canfield, Rush, Schliemann and Ms. Harman; 252,782 shares for Mr. Krongard; 8,861 shares for Mr. Pfeiffer; 123,442 for Mr. Niehaus; 3,750 for Admiral Olson; and 44,393 for Mr. West.

(4)	Gen. Dawkins’s term as a director expired on May 12, 2015. For RSUs granted to Gen. Dawkins in 2015, 50% of the grant vested and the remaining 50% was forfeited.
(5)

Consists of (i) an option grant on January 6, 2015 with a grant date fair value of $147,500, in accordance with our non-employee director compensation policy, and (ii) an option grant on October 15, 2015 with a grant date fair value of $9,938, following his election to the newly formed Government Advisory Committee.

(6)	Consists of an option grant on October 15, 2015 with a grant date fair value of $9,938.

TRANSACTIONS WITH RELATED PARTIES

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Iridium Communications Inc., Attention: Secretary, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request householding of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

By Order of the Board of Directors

Thomas D. Hickey
Secretary

April 5, 2016

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to Iridium Communications Inc., Attention: Secretary, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102.

This proxy is solicited by the Board of Directors. You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

☐                     ■

IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400

McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2016

The undersigned hereby appoints Thomas D. Hickey and Kathleen A. Morgan, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Iridium Communications Inc., to be held on Thursday, May 12, 2016 at 8:30 a.m. Eastern time at The Ritz-Carlton Hotel at 1700 Tysons Boulevard, McLean, Virginia 22102, and at any adjournments or postponements thereof, as follows:

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of each of the director nominees listed on the reverse side of this proxy card, FOR the approval, on an advisory basis, of the compensation of our named executive officers, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and in the discretion of the proxy holder(s) on any other matter that may properly come before the annual meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

■ 1.1	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF
IRIDIUM COMMUNICATIONS INC.
May 12, 2016
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
COMPANY NUMBER
ACCOUNT NUMBER
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 12, 2016 at 8:30 a.m. local time at the Ritz-Carlton Hotel at 1700 Tysons Boulevard, McLean, Virginia 22102
The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/15777/
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
21233000000000000000 5 051216
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. Election of Directors:
To elect the Board of Directors’ twelve nominees for director, each for a one-year term.
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
O Robert H. Niehaus
O Thomas C. Canfield
O Matthew J. Desch
O Thomas J. Fitzpatrick
O Jane L. Harman
O Alvin B. Krongard
O Admiral Eric T. Olson (Ret.)
O Steven B. Pfeiffer
O Parker W. Rush
O Henrik O. Schliemann
O S. Scott Smith
O Barry J. West
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
2. To approve, on an advisory basis, the compensation of our named executive officers.
3. To ratify the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.
4. To conduct any other business properly brought before the meeting.
FOR AGAINST ABSTAIN
The record date for the annual meeting is March 14, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF IRIDIUM COMMUNICATIONS INC.
May 12, 2016
GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 12, 2016 at 8:30 a.m. local time at the Ritz-Carlton Hotel at 1700 Tysons Boulevard, McLean, Virginia 22102
The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/15777/
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
21233000000000000000 5 051216
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. Election of Directors:
To elect the Board of Directors’ twelve nominees for director, each for a one-year term.
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
O Robert H. Niehaus
O Thomas C. Canfield
O Matthew J. Desch
O Thomas J. Fitzpatrick
O Jane L. Harman
O Alvin B. Krongard
O Admiral Eric T. Olson (Ret.)
O Steven B. Pfeiffer
O Parker W. Rush
O Henrik O. Schliemann
O S. Scott Smith
O Barry J. West
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
FOR AGAINST ABSTAIN
2.To approve, on an advisory basis, the compensation of our named executive officers.
3.To ratify the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.
4.To conduct any other business properly brought before the meeting.
The record date for the annual meeting is March 14, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.